                                                                    EXHIBIT 2.1

                             Share Sale Agreement



THIS AGREEMENT is made on 23 January 1999



BETWEEN:

1. INTERTAN, INC., a corporation organised under the laws of the State of Delaware, USA and having its principal offices at 201 Main Street, Suite 1805, Fort Worth, Texas, 76102 USA ("Seller"); and

2. BEHEER-EN BELEGGINGSMAATSCHAPPIJ ANTIKA B.V. a company registered in the Netherlands and of which the registered office is at Koningslaan 34, 1705 AD Amsterdam ("Buyer").


IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

     1.1. In this Agreement unless the context otherwise requires, the following words shall bear the following meanings:

           WORD                   MEANING

           "Accounts"             the published statutory accounts of the
                                  Company relating to the accounting reference period ended on the June 30, 1998 together with the notes, reports and other documents annexed to them;

           "Agreed Form"          a form agreed by and signed by or on behalf of
                                  the Parties;

           "Associate"            any person with whom Buyer is connected within
                                  the meaning of section 839 of the Taxes Act or for whom Buyer may be a personal representative;

           "Auditors"             the auditors for the time being of the
                                  Company;

           "Balance Sheet Date"   December 31, 1998;

          "Bank of America Loan"        any amounts advanced to or owed by the
                                        Company or facilities or instruments
                                        provided to or at the request of the
                                        Company pursuant to the loan agreement
                                        dated 22 December 1997 as subsequently
                                        amended and made between InterTAN Canada
                                        Ltd, the Company, the Seller, Bank of
                                        America Canada, Bank of America N.T. &
                                        S.A. and the other lenders named
                                        therein.

          "Business Day"                a day on which banks generally are open
                                        in the City of London and Fort Worth,
                                        Texas for the transaction of normal
                                        banking business;

          "Buyer's Group"               Buyer and any person which shall be its
                                        Associate, holding company and any
                                        company which shall be a subsidiary of
                                        Buyer or such holding company in all
                                        cases at any time after Closing and any
                                        of them;

          "Buyer's Scottish Solicitors" Leslie Woolfson, Waterloo Chambers, 19
                                        Waterloo Street, Glasgow G2 6BQ;

          "Buyer's Solicitors"          Olswang, 90 Long Acre, London WC2E 9TT

          "Certificates of Title"       the certificates to be prepared by
                                        Seller's Solicitors for the benefit of
                                        Buyer in the Agreed Form in respect of
                                        the 75 Properties against which the
                                        words "Seller's Solicitors" or "Seller's
                                        Scottish Solicitors" appear in the
                                        seventh column of Schedule 2;

          "Certified Properties"        all and any Properties against which the
                                        words "Seller's Solicitors", "Seller's
                                        Scottish Solicitors", "Buyer's
                                        Solicitors" or "Buyer's Scottish
                                        Solicitors" appear in the seventh column of Schedule 2;

          "Clause", "Schedule" and
          "Party" respectively, a clause of, or a schedule or party to this Agreement, and the Schedules form part of and are deemed to be incorporated in this Agreement;

          "Closing"                     completion of the sale and purchase of
                                        the Shares;

          "Companies Act"               the Companies Act 1985 (as amended or
                                        re-enacted by the Companies Act 1989);

          "Company"                     InterTAN UK Limited (including any name
                                        by which it is subsequently known
                                        following Closing) details of which are
                                        set out in Part 1 of Schedule 1;

          "Consideration"               the aggregate consideration for the
                                        Shares referred to in Clause 3;

          "Deed of Indemnity"           the deed of indemnity in Agreed Form;

          "disclosed"                   fairly disclosed in the Disclosure
                                        Letter;

          "Disclosure Documents"        all the documents in the bundles
                                        attached to or delivered with the letter set out at Schedule 4;

          "Disclosure Letter"           the letter set out at Schedule 4 from
                                        Seller to Buyer dated on the date of
                                        this Agreement, and the Disclosure
                                        Documents;

          "Environmental Laws"          all laws, statutes, bye-laws or
                                        regulations of the United Kingdom or any part thereof relating to pollution or protection of the environment, including laws relating to emissions, seepages, spillages, discharges, escapes, releases or threatened escapes or releases of pollutants, contaminants, chemicals or toxic or hazardous substances, wastes, materials or noise into the environment or otherwise relating to the manufacture, processing, distribution, use, keeping, treatment, disposal, deposit, storage, transport or handling of the same;

          "Environmental Liabilities"   any penalties, costs, claims, actions,
                                        damages, losses, liabilities and
                                        expenses (including legal expenses)
                                        arising directly or indirectly from the
                                        presence, escape, discharge or emission
                                        of any pollutants, contaminants,
                                        chemicals or toxic or hazardous
                                        substances, wastes, materials, or from
                                        any breach of, or from any breach of any licence or consent required by, any Environmental Laws, arising in connection with the Properties;

          "event" includes any act, omission, transaction or circumstance (including any of such matters provided for under this Agreement);

          "Intercompany Debt"           all amounts owing to Seller's Group by
                                        the Company on execution of this
                                        Agreement;

          "Losses" the aggregate amount of trading losses as finally agreed for the purposes of
                                        Section 393 of the Taxes Act with the
                                        Inland Revenue for the year ending 30
                                        June 1998;

          "Management Reports"          the management accounts of the Company
                                        for the period ending December 31, 1998
                                        reproduced as Disclosure Document 3.25;

          "Parties"                     Seller and Buyer and "Party" shall mean
                                        either of them;

          "Pension Scheme"              the InterTAN UK Limited Retirement
                                        Benefits Scheme also known as the
                                        InterTAN Plan;

          "person" individual, partnership, government or governmental body, firm, corporation or unincorporated association, in each case subsisting under the laws of any jurisdiction;

          "Properties"                  the properties briefly described in
                                        Schedule 2 or any one or more of them or any part of or interest in any of such properties;

          "Revenue"                     all fiscal authorities (national or
                                        local) whether of the United Kingdom or
                                        elsewhere;

          "Seller's Group"              Seller and any company which shall be
                                        its holding company and any company
                                        (other than the Company) which shall be
                                        a subsidiary of Seller or such holding
                                        company for the time being and any of
                                        them;

          "Seller's Scottish
          Solicitors"                   Morton Fraser, 18 York Place, Edinburgh,
                                        EH1 3EP;

          "Seller's Solicitors"         Warner Cranston of Pickfords Wharf,
                                        Clink Street, London SE1 9DG;

          "Shares" the whole of the issued and allotted share capital of the Company at Closing;

          "Tax Deed"                    a deed of covenant regarding Tax in the
                                        Agreed Form;

          "Taxation" or "Tax"           all forms of taxation, duties (including
                                        stamp duty, customs and excise duty, and
                                        VAT), levies, imposts, charges,
                                        withholdings, national insurance and
                                        other contributions, rates and PAYE
                                        liabilities (including any related or
                                        incidental penalty, fine, interest or
                                        surcharge) whenever created or imposed
                                        and whether of the United Kingdom or
                                        elsewhere;

          "Taxes Act"                   the Income and Corporation Taxes Act
                                        1988;

          "TCWL" The Carphone Warehouse Limited a company registered in England under no. 2142673;

          "Unclaimed Capital
          Allowances"                   the difference between the book value of
                                        the expenditure of the Company eligible
                                        for capital allowances and the Company's pools of qualifying expenditure under s24(2) of the Capital Allowances Act
                                        1990 at 30 June 1998;

          "Unrelieved Provisions"       any amounts that have been charged on
                                        the Company and not yet deducted by it
                                        from its profits for tax purposes for
                                        which amounts provision has been made in the Accounts as at 30 June 1998; and

          "Warranties"                  the warranties, representations and
                                        undertakings contained or referred to in Clause 6 and Schedule 3.

     1.2. In this Agreement unless the context otherwise requires:

          1.2.1. any reference to a statute or statutory provision includes a reference to that provision as amended, re-enacted or replaced and any regulations or orders made under such provisions from time to time whether before or after the date of this Agreement and any former statutory provision replaced (with or without modification) by the provision referred to;

          1.2.2. any reference to the singular includes a reference to the plural and vice versa; and any reference to the masculine includes a reference to the other genders;

          1.2.3. any agreement, warranty, representation, indemnity, covenant or undertaking on the part of two or more persons shall be deemed to be given or made by such persons jointly and severally; and

          1.2.4. words and expressions defined in the Companies Act bear the meanings respectively given to them in the Companies Act; and

          1.2.5. other than in respect of the Warranty given in paragraph 424 of Schedule 3, references to "Seller knows" "Seller's knowledge", "so far as Seller is aware" and similar and related expressions shall refer only to the actual knowledge at Closing of Elsom Eldridge, Andrew Fryatt and Frank McHugh having made reasonable enquiries of Michael Hawker (Information Technology), David Johnson (Merchandising), Martin Lankester (Real Property), Malcolm Smyth (Wednesbury Facility and Human Resources) and Martin Wright (Accounting) as to the subject matter of the relevant statement so qualified.

     1.3. Headings and titles are used in this Agreement for ease of reference only and do not affect the interpretation of this Agreement.

2.   SALE AND PURCHASE

     2.1. Seller shall sell or procure the sale with full title guarantee of, and Buyer shall purchase the Shares free from all rights or interests of third parties including without limitation any option, rights of first refusal, liens, charges, mortgages or other encumbrances together with all rights now or hereafter attaching to them.

     2.2. Seller hereby irrevocably waives and shall procure that InterTAN Canada Ltd irrevocably waives any and all pre-emption rights over the Shares conferred by the articles of association of the Company or otherwise.

3.   CONSIDERATION

     3.1. The consideration payable for the Shares shall be nil.


4.   INTERCOMPANY DEBT

     4.1. Buyer shall procure that the Company shall make by Telegraphic Transfer on Closing a repayment of an amount of (Pounds)2,800,000 of the Intercompany Debt.

     4.2. In further satisfaction of the Intercompany Debt Buyer undertakes to make the following payments ("Payments") to Seller:

          4.2.1. at the rate of 30p for every (Pounds)1 of Taxation saved as a result of set off after Closing of the Losses, against profits of the Company or Buyer's Group;

          4.2.2. at the rate of 30p for every (Pounds)1 of Taxation saved as a result of set off after Closing of the Unclaimed Capital Allowances against profits of the Company or Buyer's Group; and

          4.2.3. at the rate of 30p for every (Pounds)1 of Taxation saved as a result of Unrelieved Provisions (i) becoming deductible after Closing against the profits of the Company or Buyer's Group, or (ii) amounts expended after Closing charged against Unrelieved Provisions being agreed to be deductible, or (iii) Unrelieved Provisions being released after Closing and agreed not to be taxable;

     either (i) on the date on which such are agreed by the Inland Revenue to be capable of utilisation against the trading profits of the Company or of Buyer's Group or (ii) as the case may be 12 months after the date the Company filed its corporation tax self assessment return, seeking such utilisation, unless the Company receives a "Notice of Enquiry" or other indication of disagreement from the Inland Revenue in which case the Payment shall be payable on the date that the Notice of Enquiry or such other indication or any appeal relating thereto is finally resolved.

     4.3. The Payments shall carry interest (before and after judgement) at the rate of 1 per cent above the base rate from time to time of Lloyds Bank Plc from the last date upon which, but for the relief in question, Tax would have been payable by the Company to the Inland Revenue without a liability to pay interest to the Inland Revenue on overdue Tax arising, until the date Seller receives such amount of the Payment in cleared funds.

     4.4. Buyer agrees to undertake that it will:-

          4.4.1. inform Seller as to the extent of any offset against the trading profits of the Company or Buyer's Group claimed in respect of each accounting period within 7 days of submitting the tax computations or returns for such accounting period: and

          4.4.2. permit Seller's accountants or other reasonable representatives, at any time upon reasonable notice (on not more than two occasions each for not more than 5 full working days in any one period of 12 months), access to its books and records, tax returns and tax computations, so as to enable Seller to verify the Losses, Unclaimed Capital Allowances or Unrelieved Provisions which have been claimed for offset against trading profits of the Company or Buyer's Group.

     4.5. For the avoidance of doubt Buyer and the Company shall not be obliged to offset the Losses, Unclaimed Capital Allowances or Unrelieved Provisions in priority to any other reliefs available to the Company. The Company shall be deemed to offset losses for accounting periods ending after Closing against profits of the Company in priority to the Losses. The Company shall keep a separate notional pool of qualifying expenditures incurred after 30 June 1998 and shall be deemed to utilise capital allowances deriving from such pool in priority to those deriving from Unclaimed Capital Allowances.

     4.6. Save as provided in this Clause 4, Seller hereby and with immediate effect, irrevocably and unconditionally waives the right to repayment of the Intercompany Debt.

     4.7. To the extent that, contrary to the Parties' understanding and expectations, the waiver in Clause 4.6 is treated by the UK Inland Revenue as being ineffective to prevent paragraph 5(3) of Schedule 9 to the Finance Act 1996 giving rise to a loan relationship credit, Clause 7 of the Tax Deed shall apply in relation to any claim in respect of such paragraph 5(3), and Buyer agrees that the Losses, Unclaimed Capital Allowances and/or Unrelieved Provisions shall be set off against such credit and Buyer shall have no obligation to make Payments in respect of such set off.

     4.8. Seller shall indemnify and keep indemnified Buyer against any charge to Tax arising as a result of Clause 4.6 which cannot be set off as provided in Clause 4.7, provided that the provisions of Clauses 6.6, 6.7, 6.10.5, 6.15, 6.17 and 6.18 shall operate to limit the liability of Seller under this Clause 4.8 and so that references in those provisions of Clause 6 to "breach", "claim" and "liability" (and any similar expression) shall, unless the context otherwise requires, be references to a breach of or a claim or liability arising under this Clause 4.8 and provided that Buyer shall take all reasonable steps to mitigate any claim against Seller under this Clause 4.8 .

5.   CLOSING

     5.1. Closing shall take place at the offices of Seller's Solicitors immediately after the exchange of this Agreement when the Parties shall comply with their respective obligations as set out in this Clause 5.

     5.2. Seller shall deliver to Buyer or (at the option of Buyer) to its nominee(s):

          5.2.1. duly executed share transfers in respect of the Shares in favour of Buyer or as it may direct, together with the relevant share certificates or other documents of title and any power of attorney or other authority under which such transfers have been executed and an indemnity in Agreed Form in relation to any missing certificates;

          5.2.2. a waiver of any pre-emption rights it may have in respect of the Shares duly executed by InterTAN Canada Ltd;

          5.2.3. the unqualified resignation with effect from Closing of the present Auditors as auditors of the Company by notice in accordance with section 392 of the Companies Act which shall contain a statement in accordance with section 394 of the Companies Act;

          5.2.4. the common seal, the certificate of incorporation and copies of the Memorandum and Articles of Association (containing copies of all such resolutions and agreements as are referred to in section 380 of the Companies Act) of the Company and the registers and books required by the Companies Act to be kept by it, all of which shall be written up to date as at Closing;

          5.2.5. all deeds and documents of title disclosed and relating to the Properties;

          5.2.6. such evidence as Buyer may reasonably require of the irrevocable and unconditional release and discharge of the Company from the liabilities or obligations given or entered into by the Company to or in favour of any person in respect of the liabilities or obligations of Seller's Group pursuant to the following agreements or documents:

                 (1) a Loan Facility Agreement dated 22 December 1997 between Bank of America Canada, Bank of America National Trust and Savings Association, InterTAN Canada Ltd, InterTAN, Inc, the Lenders (as defined therein) and InterTAN U.K. Limited (the "Facility Agreement");

                 (2) the Trust Deed dated 30 December 1997 between the same parties as the Facility Agreement;

                 (3) the Syndicated Composite Guarantee and Debenture dated 30 December 1997 between Bank of America National Trust and Savings Association and InterTAN UK Limited;

                 (4) the Note dated 22 December 1997 signed by InterTAN UK Limited and endorse in favour of Bank America Canada on 30 December 1997;

                   (5) the Debenture dated 30 December 1997 between InterTAN, Inc. and InterTAN UK Limited; and

                   (6) the Assignment Agreement dated 30 December 1997 made by InterTAN, Inc. and warranted in part by InterTAN UK Limited.

          5.2.7.   the Tax Deed duly executed by Seller;

          5.2.8.   the Certificates of Title;

          5.2.9. the Deed of Indemnity executed by Seller, InterTAN Canada Ltd, InterTAN UK Limited and Tandy Corporation;

          5.2.10. waivers in the Agreed Form from each member of Seller's Group unconditionally releasing the Company from any obligations to pay any sum after Closing to that member of Seller's Group; and

          5.2.11. a unanimous resolution of all the shareholders of TCWL and a unanimous resolution of all the directors of TCWL approving the entering into by TCWL of the Deed of Indemnity.

     5.3. Seller shall procure that a board meeting of the Company will be held which will transact the following business:

          5.3.1. (subject only to them being stamped) the approval of the transfer of Shares and Buyer and/or its nominee(s) being entered in the register of members of the Company as the holders of the Shares;

          5.3.2. the appointment of such persons as Buyer may nominate as directors of the Company;

          5.3.3. the acceptance of the resignation of auditors referred to in this Clause 5;

          5.3.4. the appointment of such firm of chartered accountants as Buyer may require as auditors to the Company;

          5.3.5. the change of the registered office, the accounting reference date and the bank mandates of the Company in accordance with Buyer's requirements; and

     5.4. Buyer shall procure that the payment referred to in Clause 41 is made by way of direct transfer by means of the Clearing House Automatic Payment System to such bank account as Seller shall nominate.

     5.5. Buyer shall deliver to Seller's Solicitors:

          5.5.1.   a counterpart Tax Deed duly executed by Buyer;

          5.5.2.   the Deed of Indemnity duly executed by TCWL.

     5.6. On Closing the Company will repay the Bank of America Loan.

6.   WARRANTIES AND LIMITATIONS OF SELLER'S LIABILITY

     6.1. Seller represents and warrants to and undertakes with Buyer that, save as disclosed, each of the Warranties is at the time of execution of this Agreement true and accurate save that none of the Warranties other than those in Paragraph 4 of Schedule 3 shall apply to the Properties, and that none of the Warranties other than those in Paragraph 4.37 of Schedule 3 shall give rise to any liability of Seller in relation to any Environmental Liability.

     6.2. Each of the Warranties is separate and independent.

     6.3. Seller unconditionally and irrevocably waives any rights it may have against any of the employees of the Company on whom it may have relied before agreeing to any terms of this Agreement, the Tax Deed or any documents connected to them. Buyer holds the benefit of this Clause on trust for the Company and the relevant employees.

     6.4. The following provisions of this Clause 6 shall operate to limit the liability of Seller under the Warranties and the Tax Deed, save that Clauses 6.8, 6.9, 6.10.1, 6.10.3, 6.10.6, 6.11, 6.13, 6.14, 6.22 and
          (in relation to any claim under indemnity in the Tax Deed as to the level of provisions made in the Accounts or the Management Reports for liability to Taxation) Clause 6.10.9 shall not operate to limit the liability of Seller under the Tax Deed. Subject to the preceding sentence references in this Clause 6 to "breach", "claim" and "liability" (and any similar expression) shall, unless the context otherwise requires, be references to a breach of or a claim or liability arising under the Warranties or the Tax Deed notwithstanding any other provisions contained in this Agreement.

     6.5. No claim shall be made unless Seller shall have been given written notice by Buyer of that claim and reasonably full details of the specific matter and (so far as reasonably possible) amount in respect of which that claim is made, prior to 30 September 2000 save that for claims under paragraph 6 of Schedule 3 or under the Tax Deed the relevant time period shall be, prior to the seventh anniversary of Closing.

     6.6. Any claim shall, if it has not been previously satisfied settled or withdrawn, be deemed to have been withdrawn and shall become fully barred and unenforceable (and no new claim may be made in respect of the facts giving rise to such withdrawn claim) on the expiry of the period of six months commencing on the date on which notice of the claim shall be given to Seller unless by then proceedings in respect of that claim shall have been issued and served upon Seller

     6.7. The aggregate liability of Seller in respect of all claims under the Warranties, Tax Deed and Clause 4.8 shall not in any event exceed (Pounds)2,800,000.

     6.8. Buyer shall not make any claim against Seller unless the loss sustained under that claim shall exceed (except as provided in Clause 6.24) (Pounds)4,000 and then the full amount shall be recoverable and not the excess only.

     6.9. Seller shall have no liability in respect of any claims made in accordance with Clause 6.8 unless the total loss sustained in respect of all of those claims (when aggregated with any losses sustained under any previous such claims) shall exceed (except as provided in Clause 6.24) (Pounds)50,000 and then the full amount shall be recoverable and not the excess only.

     6.10. Seller shall have no liability:

           6.10.1. in respect of any matter disclosed;

           6.10.2. in respect of any matter to the extent it is provided for under this Agreement and any matter hereafter done or omitted to be done by, at the written request or with the written approval of Buyer;

           6.10.3. to the extent that Buyer had actual knowledge at Closing of the matters giving rise to such liability, provided that for these purposes Buyer's actual knowledge shall refer to the actual knowledge of David Ross, Charles Dunstone Brendan Forster, Don Curren, Guy Johnson, and Nigel Langstaff;

           6.10.4. in respect of any matter or liability to the extent that a specific provision, allowance or reserve in respect thereof was made in the Accounts and/or the Management Reports;

           6.10.5. to the extent that such liability would not have arisen but for a change after the date hereof in any legislation or government or governmental order or rule;

           6.10.6. in respect of a contingent liability of the Company or Buyer unless and until such contingent liability (i) prior to 30 September 2000 becomes an actual liability of the Company or Buyer and is due and payable or (ii) is a contingent liability not specifically provided for in the Accounts and for which the Company or Buyer has specifically and properly provided or reserved for in its accounts (in accordance with applicable generally accepted accounting principles) after Closing and prior to 30 September 2000 which prior to 30 September 2002 becomes an actual liability and is due and payable;

           6.10.7. in respect of any impact the advent or continuance of the year 2000 or any other year may have on the ability of any part of any computer hardware or software owned or used by the Company, to perform or function normally;

           6.10.8. in relation to any defective product sold or supplied by the Company prior to Closing including any failure or inability of any part of that product to perform or function normally as a result of the advent or continuance of the year 2000 or any other year;

            6.10.9. in respect of the amount, the availability or non-
                    availability of the Losses, the Unclaimed Capital Allowances or the Unrelieved Provisions.

     6.11. Buyer shall not be entitled to make any claim if and to the extent that the subject matter of such claim is not covered but would have been covered by Buyer's insurance policies had Buyer maintained the same level of insurance cover in respect of the Company, its assets and business as existed immediately prior to Closing as set out in the Disclosure Letter. Subject thereto if Buyer or the Company shall be entitled to recover (or claim reimbursement) from some other person (including any insurer) of any sum by reason of or in respect of the matter giving rise to a claim against Seller, Buyer shall (and shall procure that the Company shall), subject to being indemnified to its reasonable satisfaction against all reasonable costs and expenses for which Buyer or the Company may become liable, take such steps to enforce such recovery or reimbursement as Seller may reasonably request in respect of that claim, provided that Buyer shall not be obliged to take any steps which in the reasonable opinion of Buyer would have an adverse effect upon the business of the Company.

     6.12. If Seller pays to Buyer an amount in respect of any liability and Buyer or the Company subsequently recovers from a third party a sum which is referable to that liability, Buyer shall immediately repay to Seller so much of the amount paid by Seller as is equal to the sum recovered from the third party less all reasonable costs, charges and expenses incurred by Buyer or the Company in recovering that sum from the third party and less the amount of any Taxation payable by Buyer or the Company on the amount recovered.

     6.13. The amount of Seller's liability under the Warranties (but for this Clause 6.13) shall be reduced by the amount (if any) by which any provision for any liability in the Accounts shall at the date of any claim relating to such liability be confirmed by the auditors for the time being of Buyer at the request of any party to be an over-provision; and the amount of the over-provision shall subsequently be treated as reduced by the amount by which Seller's liability shall have been reduced.

     6.14. If Buyer or the Company shall receive any claim ("a Third Party Claim") which shall be made by a third party against the Company, which might constitute or give rise to a liability pursuant to this Agreement, Buyer shall (subject to being indemnified and secured to its reasonable satisfaction against all reasonable costs and expenses for which it or the Company may become liable):-

            6.14.1. take such action as Seller may reasonably request to avoid, dispute, resist, appeal, compromise or defend or mitigate any such Third Party Claims;

            6.14.2. not make any admission of or settle or compromise any liability which the Company may have in relation to the Third Party claim without the prior written consent of Seller, such consent not to be unreasonably withheld or delayed; and

            6.14.3. if so required by Seller in writing retain solicitors chosen by Seller to proceed on
                    behalf of Buyer or the Company in relation to the Third Party Claim in accordance with the instructions of Seller and give to such solicitors all and every assistance and information as they may require.

     6.15. Buyer shall not be entitled to recover damages, or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one shortfall, damage, deficiency or breach or other set of circumstances.

     6.16. The sole remedy available to Buyer in respect of any breach of the Warranties shall be in damages and Buyer shall have no right to rescind this Agreement and any such right is hereby expressly excluded.

     6.17. The amount of any successful claim against Seller shall be deemed to constitute a reduction in the Consideration.

     6.18. Seller shall have no liability for indirect or consequential loss or damage or for loss of profit.

     6.19. Each limitation of liability under this Clause 6 shall be separate and independent and save as expressly otherwise provided in this Agreement shall not be limited by reference to any other such limitation or anything in this Agreement.

     6.20. If Seller is required by law to make any deduction or unreclaimable withholding from any payment under this Agreement, the sum due from Seller in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding Buyer receives and retains a net sum equal to the sum it would have received had no deduction or withholding been required to be made.

     6.21. In the event that any sum paid to Buyer pursuant to this Agreement is or will be chargeable to Tax, Seller shall be obliged to pay such further sum as will after payment of the Tax leave a sum equal to the amount that would otherwise have been payable if Tax had not been so chargeable.

     6.22. Nothing in this Agreement shall operate in any way to reduce, qualify or abrogate the duty of mitigation of Seller, Buyer or the Company.

     6.23. TCWL shall have the right to deduct any amount due to Buyer from Seller under this Agreement or the Tax Deed from any amount due from TCWL to Seller under the Deed of Indemnity and Buyer shall release Seller accordingly. Seller shall have the right deduct any amount due to Seller from TCWL under the Deed of Indemnity from any amount due from Seller to Buyer under this Agreement or the Tax Deed and Buyer shall release Seller accordingly. Amounts so deducted shall where relevant constitute a loan from Buyer to TCWL or vice versa.

     6.24. Except as expressly provided in this Clause 6.24, but otherwise notwithstanding any other provision of this Agreement or of any document entered into pursuant to this Agreement, Seller shall have no liability in respect of the condition of any Property or in respect of any claim for dilapidations or breach of repairing or maintaining obligations (whether by a landlord or the tenant) in respect of any Property, and neither Seller nor (in the case of any Certificate of Title), Seller's Solicitors nor Seller's Scottish Solicitors makes any representation, warranty or undertaking in respect of any such matter. Nothing in this Clause 6.24 shall limit or exclude liability of the Seller from any liability arising under this Agreement in respect of any claim for breach of the Warranty set out in paragraph 4.30 of Schedule 3, provided that (to the exclusion of the application of Clauses 6.8 and 6.9) the loss sustained under that claim shall exceed (Pounds)50,000 or that losses sustained under all claims under that paragraph 4.30 exceed (Pounds)100,000 in aggregate.


7.   WARRANTY BY BUYER

     Buyer warrants, represents and undertakes to Seller that Buyer has full power and authority to enter into this Agreement and the other documents to be executed in connection with it, all of which constitute (or will when executed constitute) legal and valid binding obligations on Buyer enforceable in accordance with their respective terms.


8.   EXCLUSION OF OTHER WARRANTIES AND REPRESENTATIONS

     8.1 This Agreement, together with the documents referred to herein to be executed on Closing, shall constitute the entire understanding and agreement between the Parties relating to the sale and purchase of the Shares, and, apart from the Warranties and the express provisions of this Agreement and those documents, no representations, warranties or undertakings, written or oral, express or implied, statutory or otherwise (including but not limited to the warranties or conditions as to satisfactory quality, fitness for purpose, compliance with sample or description and reasonable care and skill, but not including the implied warranty or condition as to title), made by or on behalf of Seller to any other of the Parties in connection with or arising out of the acquisition of the Company, or during any prior discussions or negotiations relating thereto shall give rise to any liability on the part of Seller, save that this Clause 8.1 shall not exclude any liability for fraudulent misrepresentation or under warranties as to title implied by statute.

     8.2 Buyer hereby accepts and confirms that Buyer has not been influenced to enter into this Agreement or any agreement relating to this Agreement by any statements of fact or opinion (including in particular the information memorandum relating to the Company and issued by Charterhouse Bank Limited) other than such as are contained in this Agreement, such statements being subject to all matters disclosed.


9.   NON-COMPETITION BY SELLER

     9.1 Subject as provided in Clause 9.2, Seller undertakes to Buyer that Seller will not and that Seller will procure that no member of Seller's Group shall without the prior written consent of Buyer, directly or indirectly, either alone or jointly or in partnership with any other person (except as the holder for investment purposes only of securities listed dealt in or traded on a recognised stock exchange not exceeding 3 per cent in nominal value of the securities of that class in issue) as the holder of any interest in or as director agent or representative of or consultant to any other person, at any time during the period commencing on Closing and ending one year thereafter, and in such a way as to materially and adversely affect the business of the Company:

            9.1.1. be engaged or concerned or interested or participate in or carry on any business consisting of the retail sale in the United Kingdom of consumer electrical products in competition with the Company;

            9.1.2. in relation to such a business as is described in Clause 911, in competition with the Company, canvass, solicit or entice the custom of or deal with any person who at the date of this Agreement or at any time during the period of two years prior to Closing has been a substantial customer or supplier in the United Kingdom of, or in the habit of dealing substantially with the Company; or

            9.1.3. in relation to a business as is described in Clause 9.1.1 in competition with the Company offer employment to or employ or offer or conclude any contract for services with any person who at any time during the two years before Closing shall have been employed in or a consultant to the Company earning at any such time annual remuneration in excess of (Pounds)30,000 provided that this restriction shall not apply in relation to any person who replies to a bona fide general advertisement for a position of employment or contract for services.

     9.2. Nothing in this Agreement shall prevent Seller or any member of Seller's Group from directly or indirectly:

            9.2.1. acquiring and retaining another person, business or undertaking which has, as part of its business, such a business as is described in Clause 9.1.1 provided always that the turnover of such business shall not represent in excess of ten per cent of the total turnover of the person, business or undertaking being acquired;

            9.2.2. either jointly or in partnership with any other person acquiring and retaining any interest in any other person (the "joint venture") which has as part of its business, such a business as is described in Clause 9.1.1 provided always that the sales of such business shall not represent in excess of ten per cent of the total sales of the joint venture; and/or

            9.2.3. offering employment or any contract for services or agreeing consultancy arrangements to or with James Nichols.

10.  USE OF INTERTAN NAME

     10.1. Subject to Clause 10.2, Buyer shall not and shall procure that no member of Buyer's Group shall after Closing use in any way the name InterTAN and shall procure that not later than 30 days after Closing such name shall be removed from all business stationery and all the Properties. Buyer shall not and shall procure that no member of Buyer's Group or any of their directors, officers, employees or agents shall after Closing represent or hold themselves or any part of Buyer's Group out, as being connected with the name InterTAN or with any member of Seller's Group. For the avoidance of doubt the use of rights licensed to the Company by Tandy Corporation shall not be in any way restricted by this Clause.

     10.2. Notwithstanding Clause 10.1 Seller hereby grants to Buyer or will procure the grant to Buyer for the exclusive benefit of the Company a non-exclusive, non-assignable, royalty free licence to sell any goods bearing any trademarks owned by Seller or any subsidiary of Seller if such goods are at Closing owned by the Company or are the subject of contractually binding purchase orders made by the Company with any supplier prior to Closing. The licence granted under this Clause 102 shall not include any right to sub-licence.

11.  INDEMNITIES

     11.1. Buyer shall indemnify Seller and keep Seller indemnified against fifty per cent of any liabilities, costs, charges, expenses, claims and demands which Seller may suffer or incur in connection with the three letters dated 18 May 1998 from Seller to Andrew Fryatt, Frank McHugh and Elsom Eldridge respectively (as respectively amended by letters dated 22 January 1999 by the said parties) (copies of which letters dated 18 May 1998 are reproduced as Disclosure Documents 9.7 to 9.9) as a result of the employment of any of these individuals being terminated in a manner to which such letters as amended apply at any time in the 24 months after Closing as described in, and within the meaning of the third paragraph of such letters. For the avoidance of doubt this Clause shall not mean that Buyer shall indemnify Seller for any liability to pay bonuses to Andrew Fryatt, Frank McHugh or Elsom Eldridge pursuant to the first two paragraphs of such letters. For the avoidance of doubt, Buyer shall not be obliged to indemnify Seller in respect of the payment by Seller of performance bonuses forming part of contractual remuneration for 1999 as identified in paragraph 1 of the appendix to such letters.

     11.2. Subject as provided in Clause 11.8, Seller shall pay to Buyer an amount equal to the amount (if any) by which the actual aggregate cost to the Company (calculated in accordance with the accounting policies and principles used by the Company on a consistent basis in the 12 months prior to Closing in the preparation of its management reports) in respect of the period ("Relevant Period") ending on the Balance Sheet Date ("Actual Cost") of each of the following items exceeds the aggregate amount specifically provided in respect of each such cost in the Management Reports and shall indemnify Buyer and the Company against all costs and expenses arising in connection with any such excess:

            11.2.1. increases in rent resulting from rent reviews under leases of premises occupied by the Company for rent due in respect of the Relevant Period calculated as at 30 November 1999, provided that, if on 30 November 1999 arbitration proceedings shall have been commenced in respect of review of the rent for the Property at Units 4 and 5, Wednesbury Trading Estate, such calculation shall be adjusted following final determination of such arbitration to take into account the effect of such determination, and, in such case, interest shall be payable by Seller to Buyer at the rate specified in Clause 4.3 from 30 November 1999 until the date of payment to Buyer on any amount of any excess recoverable under this Clause 11.2.1 which is solely attributable to the period ending on 30 November 1999.

            11.2.2. non-payment of debts due to the Company in respect of sales of goods by the Company during the Relevant Period to appointed dealers (and for this purpose the non-payment of an amount due shall be regarded as a cost) whose dealership agreements have not been terminated by the Company after Closing, other than if lawfully terminated by the Company after Closing for breach of contract by the dealer existing at, and which Seller was aware of prior to Closing; and

            11.2.3. royalties of which payment is required by Tandy Corporation under the terms of the licence reproduced as Disclosure Document 7.15, to the extent that such excess results from under-provision in respect of sales of goods by the Company to appointed dealers during the Relevant Period.

     11.3. Any payment under Clause 11.2.1, 11.2.2 or 11.2.3 shall be made by Seller to Buyer within ten Business Days after agreement or determination under the following provisions of this Clause 11 of the relevant Actual Cost.

     11.4. If Seller and Buyer are unable to agree any Actual Cost within 30 Business Days following communication to Seller by Buyer of Buyer's calculation of such cost and reasonable supporting documentation (and provided that Seller has been afforded access in accordance with Clause 11.6 for the purpose of verifying such calculations) that Actual Cost shall be as determined by a firm of independent chartered accountants agreed upon by Seller and Buyer or (if they fail to so agree within 5 Business Days after either Seller or Buyer having nominated a particular firm of accountants) such firm as may be appointed, at the request of either Seller or Buyer, by the president for the time being of the Institute of Chartered Accountants of England and Wales ("the Independent Accountants").

     11.5. The Independent Accountants shall be instructed to determine the relevant Actual Cost and to notify Seller and Buyer of their determination, within 20 Business Days of their being instructed.

     11.6. Buyer and Seller shall (insofar as they are able) ensure that the Independent Accountants and each other have such access to the Company's books documents and records as shall be reasonably necessary for them to determine the relevant Actual Cost.

     11.7. The Independent Accountants shall act as experts and not as arbitrators and their decision shall, save in the case of a manifest error, be final and binding on Seller and Buyer. The cost of the Independent Accountants shall be borne as the Independent Accountants shall determine having regard to the merits of the arguments of Seller and Buyer or in the absence of any such determination, equally.

     11.8. No claim shall be made under Clause 11.2.2 or 11.2.3 unless Seller shall have been given written notice by Buyer of that claim and reasonably full details of the specific matter and amount in respect of which that claim is made, prior to 30 November 1999. No claim shall be made under Clause 11.2.1 unless Seller shall have been given written notice by Buyer of that claim and reasonably full details of the specific matter and amount in respect of which that claim is made, prior to 30 December 1999, or if an adjustment is made as provided in Clause 11.2.1 unless such notice is so given within one month following final determination of the arbitration referred to in Clause 11.2.1.

     11.9. Seller shall indemnify the Company against all costs, claims and expenses liabilities and demands arising under the Advertising Agreement dated 1 January 1995 amongst the Seller's Group and Tandy Corporation to the extent that such costs, claims and expenses liabilities and demands arise as a result of a breach of that agreement or other act or omission of Seller's Group prior to Closing. Buyer holds the benefit of this Clause 11.9 on trust for the Company.


12.  BANK OF AMERICA LOAN

     12.1.  Buyer will procure that the Company will pay in full when due:

            12.1.1. to the Inland Revenue any tax withheld by the Company prior to Closing on interest paid or payable to Bank of America N.T & S.A. (London branch office) or Bank of America Canada as agent for the account of Burdale Financial Limited (formerly Burdale Acceptances Limited) on that portion of the Bank of America Loan as is repayable to Burdale Financial Limited; and

            12.1.2. to the relevant lenders all fees, including pre payment fees and breakage costs and any other charges in respect of that part of the Bank of America Loan provided to the Company prior to Closing.

     12.2. Buyer will procure the unconditional release and cancellation with seven days after Closing of all bonds, letters of credit and similar obligations made available to or at the request of the Company from or through Bank of America.


13.  A&A ORDERS

     13.1. Seller shall procure that a member or members of Seller's Group shall accept the assignment to it or them by the Company of such orders for product from A&A International Inc. made by the Company prior to Closing as Seller may in its discretion select within fourteen days after Closing, to an aggregate seller's invoice value of not less than US$500,000.

14.  PROPERTY DEEDS

     14.1. Seller will use reasonable endeavours to obtain either originals or copies of title deeds and documents relating to the Properties which are not delivered to Buyer on Closing, and will deliver any such deeds and documents to Buyer on obtaining them, provided that Seller shall not be obliged to do more than make reasonable searches and inquiries of the Company's former solicitors, and provided further that Seller will if reasonably required by Buyer give a statutory declaration in such form as Buyer may reasonably require regarding the circumstances of the loss of any such title deeds or documents which cannot be found

15.  ANNOUNCEMENTS

     15.1. The Parties undertake that neither of them shall either before or after Closing make any announcement or issue any circular to the press or shareholders (otherwise than as required by law or in accordance with the requirements of a Stock Exchange) concerning the terms and conditions or existence of this Agreement without the text of such announcement or circular first being approved by the other Party (such approval not to be unreasonably withheld or delayed).

     15.2. In Clause 15.1, "Stock Exchange" means any and all of the London Stock Exchange, the Panel on Takeovers and Mergers, the Securities and Exchange Commission of the United States of America, the New York Stock Exchange, the Toronto Stock Exchange, the Ontario Securities Commission and any other applicable internationally recognised stock exchange.


16.  GENERAL

     16.1. Any variation of this Agreement shall be binding only if it is recorded in a document signed by or on behalf of the parties to this Agreement.

     16.2. None of the rights or obligations referred to in this Agreement may be assigned or transferred to any person without the prior written consent of the Parties.

     16.3. Subject as provided in this Clause 16.3, each Party shall pay its own costs in relation to the negotiations leading up to the sale of the Shares and to the preparation, execution and carrying into effect of this Agreement and of all the other documents referred to in it. One half of the aggregate costs of photocopying the Disclosure Documents shall be borne by the Buyer and paid to Seller within fourteen days of notice requiring payment accompanied by reasonable justification.

     16.4. This Agreement shall be governed by and construed in accordance with the Law of England and Wales, and the Parties submit to the exclusive jurisdiction of the English Courts.


17.  COMMUNICATIONS

     17.1. All communications between the Parties with respect to this Agreement shall be delivered in writing by hand or sent by pre-paid post (first class if inland, airmail if overseas) or facsimile telecopier to the address of the addressee as set out in this Agreement, or to such other address or facsimile number in the United Kingdom or in the United States of America as the addressee may from time to time have notified for the purposes of this Clause 17.

     17.2. Communications shall be deemed to have been received if delivered by hand, between the hours of 9.30am and 5.30 pm local time on any Business Day, on the day of delivery, (and if outside these hours or not on a Business Day, then at 9.30am local time on the following Business Day) or if sent by first class post, five Business Days after posting exclusive of the day of posting, or if sent by facsimile telecopier, at the time of transmission or, if the time of transmission is not during the addressee's normal business hours, at
            9.30 a.m. local time on the next Business Day.

     17.3.  Communications under this Agreement:

            17.3.1. to Seller shall be addressed to:

                    201 Main Street, Suite 1805, Fort Worth, Texas 76102 USA;

                    Attention: General Counsel
                    Tel: (+) 1 817 348 9701
                    Fax  (+) 1 817 332 3071

            17.3.2. to Buyer shall be addressed to:

                    Holland Intertrust Corporation BV, Konigslaan 34, 1705 AD, Amsterdam, Holland

                    with a copy to Adrian Bott Esq at Olswang, 90 Long Acre, London WC2E 9TT

                    Tel: (+)  44 171 208 8888
                    Fax  (+)  44 171 208 8800

                    and to

                    David Ross, The Carphone Warehouse Limited, North Acton Business Park, Wales Farm Road, London W3 6RS
            or such alternative addressee(s) as the relevant Party may notify to the other Party for this purpose.

     17.4.  In proving service:

            17.4.1. by delivery by hand, it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

            17.4.2. by post, it shall be necessary only to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this Clause 17;

            17.4.3. by facsimile telecopier, it shall be necessary only for the communication or a confirmatory letter to have been delivered by hand (or sent by international courier if to an address outside the country of dispatch) on the same day in which event failure of the addressee to receive such confirmation shall not invalidate the relevant communication deemed given by facsimile telecopier.

     17.5. Seller hereby irrevocably appoints Seller's Solicitors as its agent for the service of process in England in relation to any matter arising out of this Agreement or the Tax Deed.

     17.6. If at any time following Closing Buyer or the Company receives any communication intended for a member of Seller's Group Buyer shall or shall procure that the Company shall promptly forward a copy (or if not a written communication, details) of such communication to Seller in accordance with Clause 17.3.

IN WITNESS WHEREOF the Parties have made this Agreement on the above date

                                  Schedule 1

                                  THE COMPANY

REGISTERED NUMBER        :  2191786

DATE OF INCORPORATION    :  11 November 1987

CHANGES OF NAME          :  None

REGISTERED OFFICE        :  Tandy Centre, Leamore Lane, Bloxwich, Walsall, West
                            Midlands WS2 7PS

OBJECTS                  :  Distribution and sale of electronic and consumer
                            products

AUTHORISED CAPITAL       :  (Pounds)100,000,000 divided into 92,000,000 ordinary
                            shares of (Pounds)1 each and 8,000,000 8% non cumulative redeemable preference shares of (Pounds)1 each

ISSUED CAPITAL           :  (Pounds)58,513,711 divided into 50,513,711 ordinary
                            shares of (Pounds)1 each and 8,000,000 8% non cumulative redeemable preference shares of (Pounds)1 each


REGISTERED MEMBERS:

Name                             No of shares currently held
----                             ---------------------------

InterTAN, Inc.                   50,513,711 ordinary shares

InterTAN Canada Ltd.             8,000,000 8% non cumulative redeemable
                                 preference shares


CURRENT DIRECTORS' DETAILS:

Name                             Appointed
----                             ---------

Andrew Robert Fryatt             10.12.96

Frank McHugh                     26.03.96


SECRETARY'S DETAILS:

Name                             Appointed
----                             ---------

Frank McHugh                     10.07.97


AUDITORS                      :  PricewaterhouseCoopers

ACCOUNTING REF DATE           :  30.06

CHARGES                       :  None

                                  Schedule 2

                                THE PROPERTIES


------------------------------------------------------------------------------------------------------------------------------------
STORE NO.   LOCATION          STORE ADDRESS                          RETAIL SQ.   OFFICE SQ.   TOTAL SQ.     REPORT/       TOTAL SQ.
                                                                                               ---------     -------       ---------
                                                                          FT          FT           FT      CERTIFICATE         FT.
                                                                                                   --      -----------
                                                                                                             OF TITLE?
                                                                                                             ---------
------------------------------------------------------------------------------------------------------------------------------------
060A        Wednesbury        Unit 4 & 5, Wednesbury Trading                                                   No
            (warehouse)       Bilston Park Wednesbury.

1101        Shields Road      184 - 186 Shields                       1,052         585        1,637           No            1,637
                              Road, Byker, Newcastle-upon-Tyne. NE6
                              1DT

1102        Newgate           23 Newgate                              1,200         490        1,690           No            1,690
                              Centre, Newcastle-upon-Tyne. NE1 5RE

1103        Darlington        7-8 Bondgate, Darlington. DL3 7JA         986         279        1,265         Buyer's         1,265
                                                                                                           Solicitors

1104        Sunderland        4 Fawcett Street, Sunderland, Durham    1,550         728        2,278           No            2,278

1106        Harrogate         34 Oxford Street, Harrogate, North        950         112        1,062         Buyer's         1,062
                              Yorkshire. HG1 1PP                                                           Solicitors

1107        Wakefield         96 Kirkgate, Ridings Shopping           1,483       1,491        2,974           No            2,974
                              Centre, Wakefield. WF1 1TB

1109        Huddersfield      16 Kirkgate, Parkhouse                    694         600        1,294          No             1,294
                              Centre, Huddersfield. HD1 1QH

1111        Leeds - Merrion   77 The Merrion Centre, Leeds. LS2 8NG   1,007         824        1,831         Buyer's         1,831
                                                                                                           Solicitors

1113        Scunthorpe        140 High Street, Scunthorpe. DN15 6EN   1,117       3,596        4,683          No             4,683

1114        Doncaster         32-34 Kingsgate, Waterdale              1,000         675        1,675          No             1,675
                              Centre, Doncaster. DN1 3JU

1115        Barnsley          58 Market Street, Barnsley. S70 1SN       867         544        1,411          No             1,411

1116        Grimsby           7 Flottergate, Freshney                   688       1,111        1,799          No             1,799
                              Place, Grimsby, Humberside. DN31 1QX

1117        Arnold            126-128 Front                           1,016       1,021        2,037          No             2,037
                              Street, Arnold, Nottingham. NG5 7EG

1121        Lincoln           32 High Street, Lincoln. LN5 7DW        1,400       1,038        2,438         Buyer's         2,438
                                                                                                           Solicitors

1122        York              5 Church Street, York. YO1 2BG            895          81          976          No               976

1123        Derby             33 Victoria Street, Derby. DE1 1ES      1,266       2,741        4,007         Buyer's         4,007
                                                                                                           Solicitors

1124        Washington        Unit 63, The Galleries, Washington        700          44          744          No               744
                              New Town, Washington. NE38 7RR

1132        Hull              Unit F11, Princes Quay, Hull. HU1 2PG   1,323         532        1,857          No             1,857

1133        Middlesbrough     118-120 Linthorpe                       1,354         855        2,209          No             2,209
                              Road, Middlesbrough. TS1 2JR

1134        Hartlepool        182 Middleton Grange Shopping           1,400         770        2,170         Buyer's         2,170
                              Centre, Hartlepool. TS24 7RR                                                 Solicitors

1138        Sheffield -       84 The Moor, Sheffield, South           1,600         460        2,060         Buyer's         2,060
            The Moor          Yorkshire. S1 4PB                                                            Solicitors

1139        Leeds -           59 Arndale Crossgates Shopping          1,100         297        1,397          No             1,397
            Crossgates        Centre, Crossgates, Leeds. LS15 8EJ

1140        Metro Centre      Unit 1/19a (aka Unit 63) Metro          1,100         350       1,450          Seller's        1,450
                              Centre, Gateshead. NE11 9YP                                                  Solicitors

1144        Carlisle          Unit 43, The Lanes Shopping             1,048         928        2,328          No              2,328
                              Centre, Carlisle, Cumbria. CA3 8PL

1145        Rotherham         Unit 13, Cascade                        1,061         900        1,961          No              1,961
                              Centre, Rotherham. S60 1QN

1146        Burton-on-        Unit 2, Worthington Walk, Station       1,200         572        1,772          No              1,772
            Trent             Street, Burton-on-Trent. DE14 1BU

1147        Dewsbury          Unit 28, Asman Centre, Dewsbury, West   1,177       1,177        2,354          No              2,354
                              Yorkshire. WF13 1NH

1148        Chesterfield      Unit 18, Pavement                       1,032         634        1,666          No              1,666
                              Centre, Chesterfield. S40 1PA

1149        Halifax           Unit 10, The Woolshops                  1,350       1,360        4,410          No              4,410
                              Development, Halifax. HX1 1RU

1150        Mansfield         29 Market Place, Mansfield, Notts. NG18 1,284       1,489        2,773         Buyer's          2,773
                              1JB                                                                          Solicitors

1152        South Shields     7 Denmark Centre, South Shields. NE33   1,065       1,132        2,197          No              2,197
                              2LR

1154        Frenchgate        6 North Hall Gallery, Frenchgate        1,050         150        1,200          No              1,200
            Centre            Centre, Doncaster. DN1 1SR

1155        Beaumont Leys     Unit 12-13, Bourne Hall Beaumont Leys   1,300       1,060        2,360          No              2,360
                              Shopping Centre, Leics. LE4 1DH

1158        Leeds -           14 Theatre Walk, The Schofields         1,300         280        1,580          No              1,580
            Headrow           Centre, The Headrow, Leeds, West
                              Yorkshire. LS1 6JE.
                              AND REMOTE STOCKROOM (LICENCE)
                              aka - unit 313 Headrow Centre

1159        Newark            Unit 17, St. Mark's                     1.643         833        2,476       Seller's           2,476
                              Place, Newark, Notts. NG24 1XT                                            Solicitors and
                                                                                                           Buyer's
                                                                                                          Solicitors

1160        Bradford          39 Arndale Hall, Kirkgate               1,147       1,030        2,177       Seller's           2,177
                              Centre, Bradford. BD1 1TQ                                                   Solicitors

1161        Keighley          14-16 Cooke Lane, Keighley. BD21 3PF    1,539         525        2,064          No              2,064

1163        Sutton-in-        Unit 44, The Idlewell                   1,000         361        1,361       Seller's           1,361
            Ashfield          Centre, Sutton-in-Ashfield, Notts. NG17                                     Solicitors
                              1BP

1169        Meadowhall        27 Market Street, Meadowhall Shopping   1,100         250        1,350       Seller's           1,350
                              Centre, Sheffield. S9 1EJ                                                   Solicitors

1170        Pontefract        5 Bridge Street, Pontefract, West       1,060       1,000        2,060          No              2,060
                              Yorkshire. WF8 1PG

1171        Grantham          44 High Street, Grantham, Lincs. NG31   1,097         474        1,571          No              1,571
                              6NE

1174        Scarborough       Unit 3, Brunswick                         830         458        1,288        Buyer's           1,288
                              Pavilion, Scarborough, North                                                Solicitors
                              Yorkshire. YO11 1UE

1175        Whitley Bay       Unit 1, 202-208 Whitley Road, Whitley   1,064       1,220        2,284          No              2,284
                              Bay. NE26 2EA

1176        Bridlington       Unit 11 The                             1,100         800        1,900          No              1,900
                              Promenades, Bridlington, East
                              Yorkshire. YO15 2DX

1182        Trowell           Unit 7                                                                          No
            Granada           Granada Services
            Express           M1 Southbound
                              Trowell
                              Notts.

1202        Bolton            5 Nelson Square, Bolton, Lancs.         1,000         240        1,240          No              1,240
                              BL1 1JT

      1204  Prenton           374-376 Woodchurch                                                                  No
                              Road, Prenton, Birkenhead. L42 8PG

      1207  Wallasey          The Precinct, 3 Liscard                        955         435       1,390          No         1,390
                              Way, Wallasey. L44 5TL

      1208  Oldham            Unit 7, The Spindles Shopping                1,209       1,512       2,721          No         2,721
                              Centre, Oldham. OL1 1HE

      1209  Cheadle           67 High Street, Cheadle, Cheshire. SK8       1,017       1,265       2,282          No         2,282
                              1BJ

      1210  Chester           Unit 6                                       1,200         796       1,996       Seller's      1,996
                              Kwik Save Centre, Sealand                                                        Solicitors
                              Road, Chester. CH1 6BS

      1211  Crewe             12 Market Place, Crewe, Cheshire. CW1          906         266       1,172          No         1,172
                              2EG

      1213  Bramhall          14-15 Bramhall Centre, Ack                     850          67         917          No           917
                              Lane, Bramhall, Stockport. SK7 1AW

      1215  Hyde              4-8 The Mall Shopping                        1,300         853       2,153          No         2,153
                              Centre, Hyde, Cheshire. SK14 2QT

      1216  Sale              13-15 The Mall Shopping                      1,356         520       1,876          No         1,876
                              Centre, Sale, Cheshire. M38 1XZ

      1217  Chadderton        22-23 Central Shopping                       1,200         886       2,086          No         2,086
                              Area, Chadderton, Lancs.OL9 0LQ

      1219  Bury              91 The Rock, Bury. BL9 0BP                     952       1,072       2,654          No         2,654

      1221  Hanley            16 Charles                                   1,243       1,024       2,267       Seller's      2,267
                              Street, Hanley, Stoke-on-Trent. ST1 3AR                                          Solicitors

      1223  Allerton Road     188 Allerton Road, Mossley                   1,115         313       1,428          No         1,428
                              Hill, Liverpool. L18 5HU

      1224  Accrington        37 Union Street, Accrington, Lancs. BB5        870         498       1,368       Seller's      1,368
                              1PL                                                                              Solicitors

      1229  Altrincham        32 Stamford New Road, Altrincham. WA14         964         333       1,297          No         1,297
                              1EJ

      1230  Burnley           91 James Street, Burnley. BB11 1PY             860         581       1,441          No         1,441


      1232  Stockport         111 Princes                                  1,542         700       2,142       Seller's      2,142
                              Street, Stockport, Cheshire. SK1 1RQ                                             Solicitors

      1233  Lancaster         17 Common Garden                               906         890       1,796          No         1,796
                              Street, Lancaster. LA1 1XR

      1234  Wrexham           5 Rhos Ddu Road, Wrexham, Clwyd. LL1 1AT     1,003         536       1,620       Seller's      1,620
                                                                                                               Solicitors

      1236  Ormskirk          37 Moor Street, Ormskirk, Lancs. L39 2AA        946         410       1,356          No         1,356

      1237  Lord Street       72 Lord Street, Liverpool. L2 1TA             1,306       1,579       2,885          No         2,885

      1238  Widnes            Unit 10, 19 Albert Square, Widnes. WA16       1,218         585       1,803          No         1,803
                              6FW

      1240  Birkenhead        23 Princes Pavement, Grange Road               950         500       1,450          No         1,450
                              Precinct, Birkenhead. L41 2XY

      1244  Chester           19 Paddock Row, Grosvenor                    1,274         600       1,874          No         1,874
                              Precinct, Chester. CH1 1ED

      1245  Blackpool         17 Birley Street, Blackpool. FY1 1EG         1,221       1,561       2,782        Buyer's      2,782
                                                                                                              Solicitors


      1246  Preston           45 Lune Street, Preston. PR1 2NN             1,295       1,097       2,005      Solicitors     2,005
                                                                                                                Buyer's
      1249  Warrington        Unit 7, Southeast Quadrant (aka Time         1,187         519       1,706          No         1,706
                              Square), Warrington. WA2 8AS

      1250  Southport         163 Lord Street, Southport. PR8 1PF          1,100       2,300       3,400          No         3,400

      1251  Halle Malle       Unit 181, Halle Mall, Arndale                1,400         365       1,765          No         1,765
                              Centre, Manchester. M4 2HU

      1252  Macclesfield      10 Castle Street                               950         250       1,200          No         1,200
                              Mall, Macclesfield. SK11 6AF

      1253  Rochdale          81 Yorkshire Street, Rochdale. OL16 1DB      1,049       1,049       2,098          No         2,098

      1254  Douglas -         Unit 14, Strand Shopping                     1,200       1,000       2,200          No         2,200
            Isle of Man       Centre, Douglas, Isle of Man. IM1 2ER

      1255  Leigh             22 Bradshawgate, Leigh, Lancs. MN7 4LX       1,140       3,070       4,210          No         4,210

      1256  Workington        Units 17/23 Murray                           1,050       1,100       2,150          No         2,150
                              Road, Workington, Cumbria. CA15 2AD

      1257  Morecambe         57-59 Euston Road, Morecombe. LA4 5DM        1,126         533       1,659          No         1,659

      1258  Barrow            89-91 Dalton                                 1,160       1,415       2,575      Solicitors     2,575
                              Road, Barrow-in-Furness, Cumbria. LA14                                           Buyer's
                              1HZ

      1259  St. Annes         47 St. Anne's Road West, St. Anne's          1,042       1,144       2,186          No         2,186
                              on Sea, Lancs. FY8 1SB
                              AND FLATS ABOVE (LICENCE)

      1261  Whitehaven        8 King                                         968       5,000       5,968          No         5,968
                              Street, Whitehaven, Cumbria. CA28 7LA

      1267  Colwyn Bay        21 Conway Road, Colwyn Bay, County of          980         758       1,738          No         1,738
                              Conway. LL29 7UU

      1268  Llandudno         11 Mostyn Street, Llandudno, County          1,154       1,122       2,276          No         2,276
                              of Conway. LL30

      1271  Kendal            Unit 2a, Westmorland                         1,430         479       1,909          No         1,909
                              Centre, Kendal, Cumbria. LA9 4IR

      1273  Ellesmere Port    27 Marina Drive, Ellesmere Port, South         900         642       1,542          No         1,542
                              Wirral. L65 0AL

      1274  Northwich         6-8 Crown Street, Northwich. CW9 5AX           871         823       1,694          No         1,694

      1275  Rhyl              38-40 High                                   1,300         500       1,800          No         1,800
                              Street, Rhyl, Flintshire.LL16 1ET

      1277  Ashton-under-     Unit 45, The Arcades Shopping                1,000         300       1,300          No         1,300
            Lyne              Centre, Ashton-under-Lyne. OL6 7JE

      1301  Wednesbury        Bilson Road / Holyhead                       1,400         800       2,200          No         2,200
                              Road, Wednesbury. WS10 7JN

      1302  Walsall           Unit 1, The Saddlers                         1,169         200       1,369       Seller's      1,369
                              Centre, Walsall. WS1 1YT                                                          Solicitors

      1305  Stafford          6 Sheridan Centre, Stafford. ST16 3AF          825         372       1,197          No         1,197

      1306  Aldridge          15 Central Area, Anchor                        750         929       1,679          No         1,679
                              Road, Aldridge. WS9 8PT

      1310  Worcester         20 Pump Street, Worcester. WR1 2QY           1,289         929       2,218        Buyer's      2,218
                                                                                                              Solicitors

      1311  Dale End          57 - 58 Dale End, Birmingham. B4 7LS         1,100         345       1,445       Seller's      1,445
                                                                                                              Solicitors

      1312  Halesowen         5 -7 Queensway,Halesowen,West                1,461       1,650       3,111          No         3,111
                              Midlands.B63 4AB

      1313  Sheldon           2268 Coventry                                  925          50         975          No           975
                              Road,Sheldon,Birmingham.B26 3JR

      1319  Nuneaton          1 Church Street,Nuneaton,Warks.CV11          1,211       1,588       2,799          No         2,799
                              4AH

      1323  Dudley            30 Hall Street, Trindle                      1,540       1,609       3,149       Seller's      3,149
            (freehold)        Roundabout, Dudley. DY2 7AW                                                      Solicitors


      1326  Leamington Spa    83 Warwick Street, Leamington                1,084         693       1,777       Seller's      1,777
                              Spa. CV32 4RR                                                                    Solicitors

      1328  Shrewsbury        20 Shoplatch, Shrewsbury, Shrops. SY1          865         778       1,643          No         1,643
                              1HS

      1329  Broadmarsh        101 Upper Broad Walk, Broad Marsh            1,265         790       2,055          No         2,055
                              Centre, Nottingham. NG1 7FR

      1330  Leicester         36 Belgrave Gate, Leicester. LE1 3GP         1,350       2,800       4,150          No         4,150

      1332  Corporation       80 Corporation Street, Birmingham. B2          952       1,684       2,636          No         2,636
            Street            4UQ

      1333  Solihull          48 Drury Lane, Solihull. B91 3BH             1,086       1,077       2,163          No         2,163

      1335  Hinckley          Unit 5, Britannia                              811         466       1,277          No         1,277
                              Centre, Hinckley, Leics. LE10 1RU

      1336  Wolverhampton     38A Wulfrun Centre, Wolverhampton. WV1       1,167         464       1,631          No         1,631
                              3HG

      1337  Sutton Coldfield  176 The Parade, Gracechurch                  1,373       1,842       3,215       Seller's      3,215
                              Centre, Sutton Coldfield. B72 1PH                                                 Solicitors

      1340  Tamworth          Unit 2, Gungate                                836         794       1,646          No         1,646
                              Precinct, Tamworth, Staffs. B79 7AE

      1341  West Bromwich     Unit 247, Queens Square, Sandwell            1,062       1,366       2,428          No         2,428
                              Centre, West Bromwich. B70 7NJ

      1346  Kidderminster     1 Coventry Street, Swan                        950         250       1,200          No         1,200
                              Centre, Kidderminster, Worcs. DY10 2DG

      1347  Redditch          12 Park Walk                                                                     Seller's
                              Kingfisher Centre                                                               Solicitors
                              Redditch
                              Hereford & Worcs

      1348  Leamore           Leamore Lane, Bloxwich, Walsall. WS2 7PS     1,800         200       2,000       Seller's      2,000
      or    (freehold)                                                                                        Solicitors
      0011

      1349  Redditch                                                                                              No
            (Trading Store)

      1350  Peterborough      Unit 3, 19-23                                1,300       1,450       2,750          No         2,750
                              Westgate, Peterborough. PE1 PP7

      1351  Aylesbury         48-52 Kingsbury                              1,184         369       1,569          No         1,569
                              Square, Aylesbury, Bucks. HP20 2JE

      1352  Redditch                                                                                              No
            (Clearance Store)

      1353  Cambridge         Unit 3, 27 Fitzroy                           1,500       1,250       2,750          No         2,750
                              Street, Cambridge. CB1 1ER

      1357  Kettering         11 Gold Street, The Mall, 26 The             1,360         686       2,046          No         2,046
                              Newlands Centre, Kettering. NN16 8JL

      1359  Merry Hill        Unit 26, Merry Hill                                                                 No
                              Centre, Dudley. DY8 1SB
                              AND REMOTE STOCK ROOM (LICENCE)

      1360  Kings Lynn        9 High Street, Kings                         1,400       1,882       3,282          No         3,282
                              Lynn, Norfolk. PE30 1BX

      1361  Loughborough      18 Market                                    1,300         580       1,880          No         1,880
                              Place, Loughborough, Leics. LE11 3EB

      1363  Coventry -        22 Market Way, Shopping                      1,145         915       2,060          No         2,060
            Market Way        Centre, Coventry. CV1 1DL

      1364  Evesham           Unit 25, Abbeygates, Evesham. WR11 4BG       1,000       1,000       2,000        Buyer's      2,000
                                                                                                              Solicitors

      1365  Chelmsley         32 Greenwood Way, Chemsley Wood. B37         1,200       1,000       2,200          No         2,200
            Wood              5PT

      1368  One Stop -        Unit 15, One Stop Shopping                   1,100         350       1,450          No         1,450
            Birmingham        Centre, Perry Barr, Birmingham. B42

      1369  Newmarket         Unit 17, The New Rookery Shopping            1,300         650       1,950          No         1,950
                              Centre. Newmarket. CD8 8EQ

      1370  Lichfield         1 Gresley Row, Unit 11                       1,150         650       1,800          No         1,800
                              3 Spires Shopping Centre
                              Lichfield. WS13 6JF

      1371  Stourbridge       36 The                                       1,000         400       1,400          No         1,400
                              Ryemarket, Stourbridge, Worcs. DY8 1HJ
                              AND SHOW CASE (LICENCE)

      1372  Dunstable         Unit 58, 37 BroadwalkThe Quadrant            1,200         475       1,675          No         1,675
                              Centre, Dunstable, Beds. LU5 4RM

      1375  Stratford-upon-   2-3 Bell Court Shopping                      1,600         600       2,200          No         2,200
            Avon              Centre, Stratford-upon-Avon. CV37 6JP

      1376  Cowley            31 Pound Way, Cowley, Oxford. OX4 3XX        1,005         846       1,851        Buyer's      1,851
                                                                                                              Solicitors

      1377  Cannock           Unit 1, Cannock Shopping                     1,062         950       2,012          No         2,012
                              Centre, Cannock.

      1378  Banbury           28c Castle Centre, Banbury, Oxon. OX16       1,094       1,302       2,396          No         2,396
                              8UH

      1379  Woking            Unit 26, The Peacock Shopping                1,336         903       2,239          No         2,239
                              Centre, Woking, Surrey. GU21 1GA

      1381  Tamworth          Unit 3                                                                              No
            Granada           Granada Services
            Express           M42 Motorway
                              Tamworth

      1402  Downend           5 Badminton                                    946         983       1,929       Seller's      1,929
                              Road, Downend, Bristol, Avon.BS16 6BB                                              Solicitors

1403  Torquay            134 Union Street,            1,340       1,028       2,368          No          2,368
                         Torquay,
                         Devon.
                         TQ2 5QB

1405  Yate               4 North Parade,                850         126         976          No            976
                         Yate,
                         Bristol,
                         Avon.
                         BS17 4AN

1406  Plymouth           64 Royal Parade,             1,844       1,151       2,995          No          2,995
                         Plymouth,
                         Devon.
                         PL1 1DZ

1408  Clifton            146 Whiteladies Road,          863       2,006       2,869          No          2,869
                         Clifton,
                         Bristol,
                         Avon.
                         BS8 2RS

1409  Exeter             13 Paris Street,               734         528       1,127          No          1,127
                         Exeter,
                         Devon.
                         EX1 2JB

1410  Cheltenham         31 Cambrey Place,            1,283         554       1,837       Buyer's        1,837
                         Cheltenham,                                                    Solicitors
                         Gloucestershire.
                         GL50 1JP

1412  Gloucester         13-17 Clarence Street,         947         710       1,657          No          1,657
                         Gloucester.
                         GL1 1EA

1413  Boscombe           561 Christchurch Road,       1,280       1,134       2,414        Buyer's       2,414
                         Boscombe,                                                       Solicitors
                         Dorset.
                         BH1 4HA

1415  Wood Street        9 Wood Street,                 807       1,152       1,959          No          1,959
                         Cardiff,
                         South Glamorgan.
                         CF1 1EN

1417  Port Talbot        Unit 2,                      1,083         706       1,789          No          1,789
                         Aberafan Centre,
                         Port Talbot,
                         West Glamorgan.
                         SA13 1PB

1418  Swansea            48 Princes Way,                994       1,945       2,939        Buyer's       2,939
                         Swansea,West                                                    Solicitors
                         Glamorgan.
                         SA1 5HE

1419  Broadmead          65 The Horsefair and         1,281         590       1,871       Seller's       1,871
                         32 Bond Street                                                  Solicitors
                         Broadmead
                         Bristol,
                         Avon. BS1 3JP

1422  Bath               3, The Mall,                   922         490       1,412          No          1,412
                         Southgate Centre,
                         Bath,
                         Avon.
                         BA1 1TD

1427  Cardiff            23 Churchill Way,            1,600         382       1,982       Buyer's        1,982
                         Cardiff,                                                        Solicitors
                         South Glamorgan.
                         CF1 4ME

1428  Taunton            21 East Street,              1,200       1,500       2,700       Buyer's        2,700
                         Taunton,                                                        Solicitors
                         Somerset.
                         TA1 3CP

1429  Yeovil             2 Frederick Place,           1,100         500       1,600       Buyer's        1,600
                         The Quedam Centre,                                              Solicitors
                         Yeovil,
                         Somerset.
                         BA20 1LD

1431  Merthyr Tydfil     135 High Street,             1,458       2,421       3,879       Seller's       3,879
                         Merthyr Tydfil,                                                 Solicitors
                         Mid
                         Glamorgan.
                         CF47 8DN

1433  Newport            67 Sovereign Arcade,         1,400         496       1,896       Buyer's        1,896
                         The Kingsway Centre,                                            Solicitors
                         Newport,
                         Gwent.
                         NP9 1EB

1434  Hereford           12 Commercial Street,        1,075         955       2,030       Buyer's        2,030
                         Hereford.                                                       Solicitors
                         HR1 2DB

1436  Neath              Unit 1, Angel Place,           963         451       1,414       Buyer's        1,414
                         Neath,West                                                      Solicitors
                         Glamorgan.
                         SA11 1RQ

1437  Trowbridge         Unit 24, The Shires,         1,100         850       1,950       Seller's       1,950
                         Trowbridge,                                                     Solicitors
                         Wilts.
                         BA15 8AT

1438  Pontypridd         9-10 Taff Street,            1,200         300       1,500       Seller's       1,500
                         Pontypridd,                                                     Solicitors
                         Mid Glamorgan.
                         CF37 4UA

1439  Bridgewater        31-35                        2,427       5,334       7,427       Seller's       7,427
                         Eastover,                                                       Solicitors
                         Bridgwater,
                         Somerset.
                         TA6 5AW

1440  Haverfordwest      Unit 6, Riverside Quay,      1,100       1,200       2,300          No              2,300
                         Haverfordwest,
                         Dyfed.
                         SA61 2LJ

1442  Stroud             Unit 12,                     1,188         743       1,931       Seller's           1,931
                         Cornhill,                                                       Solicitors
                         Stroud.
                         GL5 4JT

1443  Cirencester        Unit 3, Bishops Walk,        1,100         600       1,700       Seller's           1,700
                         Cirencester.                                                    Solicitors
                         GL7 1JM

1444  Penzance           Unit 1,                      1,200         800       2,000          No              2,000
                         10-13 Causewayhead,
                         Penzance,
                         Cornwall.
                         TR18 2SN

1445  Chippenham         16 Emery Gate                1,034         600       1,634          No              1,634
                         Shopping Centre
                         Chippenham,
                         Wiltshire.
                         SN15 3PG

1446  Carmarthen         62 King Street,              1,200         650       1,850       Buyer's            1,850
                         Carmarthen,                                                     Solicitors
                         Dyfed.
                         SA31 1BA

1447  Barnstaple         9 High Street,               1,400       1,200       2,600       Buyer's            2,600
                         Barnstaple,                                                    Solicitors
                         Devon.
                         EX31 1MR

1449  Caerphilly         Unit 31,                     1,100         800       1,900          No              1,900
                         Castle Court Shopping
                         Centre,
                         Caerphilly,
                         Mid Glamorgan.
                         CF83 1NU

1505  Walthamstow        172 High Street,             1,422         537       1,959      Buyer's            1,959
                         Walthamstow,                                                   Solicitors
                         London.
                         E17 7DB

1514  Crouch End         42 The Broadway,               960         980       1,940      Seller's           1,940
                         Crouch End,                                                    Solicitors
                         London.
                         N89SU

1525  Edmonton           123 Fore Street,             1,384         132       1,516      Buyer's            1,516
                         Edmonton,                                                      Solicitors
                         London.
                         N18 2XF

1526  Letchworth         25 Commerce Way,               900         505       1,405         No              1,405
                         Letchworth,
                         Herts.
                         SG6 3GN

1529  Wembley            5 Park Lane,                   800          86         886       Seller's             886
                         Wembley,                                                        Solicitors
                         Middlesex.
                         HA9 7RH

1531  Colchester         4-6 Short Wyre Street,       1,012       1,259       2,271        Buyer's           2,271
                         Colchester,                                                     Solicitors
                         Essex.
                         CO1 1LN

1534  Swiss Cottage      4 Harben Parade,             1,603       1,452       3,055          No              3,055
                         Finchley Road,
                         Swiss Cottage,
                         London.
                         NW3 6JP

1535  Bedford            7 Greenhill Street,          1,100         559       1,659          No              1,659
                         Bedford,
                         Beds.
                         MK411EG
                         AND AERIAL (LICENCE)

1537  Northampton        2 The Drapery,               1,339       1,587       2,926      Seller's            2,926
                         Northampton.                                                   Solicitors
                         NN1 2ET

1538  Stratford          34 The Broadway,             1,108       1,182       2,290      Seller's            2,290
                         Stratford,                                                     Solicitors
                         London.
                         E15 1XD

1540  Hemel              203 The Harlowes,            938.2         676     1,614.2          No            1,614.2
      Hempstead          Hemel
                         Hempstead,
                         Herts.
                         HP1 1DX

1541                     Basildon 65                    907         205       1,112          No              1,112
or                       Southernhay,
3541                     Basildon,
                         Essex.
                         SS14 1EU

1542  Bishopsgate        172 Bishopsgate,               957          60       1,017      Seller's            1,017
                         London.                                                        Solicitors
                         EC2M 4NR

1546  East Ham           2-3 Station Parade,          1,122         787       1,909      Buyer's             1,909
                         East Ham,                                                      Solicitors
                         London.
                         E6 1JD

1547  Uxbridge           32 Chequers Square,            946         476       1,422      Buyer's             1,422
                         Uxbridge,                                                      Solicitors
                         Middlesex.
                         UB8 1LN

1549  High Wycombe       18 Octagon Parade,           1,429       1,319       2,748      Buyer's             2,748
                         High Wycombe,                                                  Solicitors
                         Bucks.
                         HP11 2HY

1550  Richmond           1 Quadrant House,              950         264       1,114      Buyer's             1,114
                         The Quadrant,                                                  Solicitors
                         Richmond,
                         Surrey.
                         TW9 1DT

1551  Golders Green      3 Golders Green Road,          900         418       1,318      Buyer's             1,318
                         Golders Green,                                                 Solicitors
                         London.
                         NW11 8DY

1556  Chelmsford         217 Moulsham Street,         1,250         950       2,200       Seller's           2,200
                         Chelmsford,                                                     Solicitors
                         Essex.
                         CH2 0LR

1557  Watford            136 High Street,             1,300       1,170       2,470       Seller's           2,470
                         Watford.                                                        Solicitors
                         WD1 2EN

1558  Ealing             10 New Broadway,             1,148         130       1,278       Buyer's            1,278
                         Ealing,London.                                                  Solicitors
                         W5 2XA

1559  Harlow             10 East Walk,                1,309       1,290       2,599      Buyer's             2,599
                         The High,                                                      Solicitors
                         Harlow,
                         Essex.
                         CH20 1JH

1565  Kensington         197 Kensington High          1,269         320       1,589      Seller's            1,589
                         Street,                                                        Solicitors
                         Kensington,
                         London.
                         W8 6BA

1570  Wood Green         14 High Road,                1,200         451       1,651      Seller's            1,651
                         Wood Green,                                                    Solicitors
                         London.
                         N22 6BX

1571  Dalston Cross      Unit 15,                     1,475         320       1,795      Buyer's             1,795
                         Kingsland Shopping                                             Solicitors
                         Centre,
                         London.
                         E8 2LX

1572  Queensway          107 Queensway,               1,132         961       2,093      Buyer's             2,093
                         London.                                                        Solicitors
                         W2 4SJ

1577  Harrow             351-353 Station Road,         1495         373        1868      Seller's            1,868
                         Harrow.                                                        Solicitors
                         HA1 2AW

1578  Norwich            Unit 28                      1,200         525       1,725          No              1,725
                         Castle Mall Shopping
                         Centre
                         Norwich

1580  Lowestoft          Unit 3, The Britten                                                 No
                         Centre,
                         Lowestoft.
                         NR32 1LR

1582  Finchley           785 High Road,                 950         350       1,300      Seller's            1,300
                         North Finchley,                                                Solicitors
                         London.
                         N12 8JT

1584  Milton Keynes      29  Silbury Arcade,          1,000         800       1,800      Seller's            1,800
                         Milton Keynes                                                  Solicitors
                         Shopping Centre,
                         Bucks.
                         MK9 3AG

1585  Southend-on-Sea    11 Southchurch Road,         1,117       1,500       2,617      Seller's            2,617
                         Southend-on-Sea.                                               Solicitors
                         SS1 2NE

1586  Hounslow Central   295 High Street,             2,335         929       3,264      Seller's            3,264
                         Hounslow,                                                      Solicitors
                         Middlesex.
                         TW3 1EF

1590  Surrey Quays       Unit 22, Surrey Quays        1,100         500       1,600      Buyer's             1,600
                         Shopping Centre,                                               Solicitors
                         Southwark,
                         London.
                         SE16 1LL

1591  Ipswich            34-34a Carr Street,          1,100         600       1,700      Buyer's             1,700
                         Ipswich.                                                       Solicitors
                         IP4 1EN

1592  Chesham            39-41 High Street,                                                 No
                         Chesham,
                         Bucks.
                         HP5 1BW

1593  Acton              102-104 High Street,         1,150         500       1,650      Buyer's              1,650
                         Acton,                                                         Solicitors
                         London.
                         W3 6QX

1594  Hatfield           Unit 41, The Galleria,       1,100         500       1,600      Seller's             1,600
                         Hatfield.                                                      Solicitors
                         AL10 0XR

1595  Thurrock           Unit 345,                    1,191         372       1,563      Buyer's              1,563
                         Lakeside Shopping                                              Solicitors
                         Centre,West Thurrock,
                         Essex.
                         RM16 1ZH

1598  Dover              Unit 1a Biggin Street,       1,056         920       1,976      Buyer's              1,976
                         Dover,                                                         Solicitors
                         Kent.
                         CT16 1BD

1601  Walworth Road      239 Walworth Road,             910         473       1,383      Buyer's              1,383
                         Walworth,                                                      Solicitors
                         London.
                         SE17 1RL

1605  Wimbledon          22 The Broadway,              1,100        600       1,700      Seller's             1,700
                         Wimbledon.                                                     Solicitors
                         SW19

1607  Brighton           70 London Road,                 992        912       1,904      Seller's             1,904
                         Brighton,                                                      Solicitors
                         Sussex.
                         BN1 4JE

1610  Newbury            14 Bartholemew Street,          933        495       1,428      Seller's               1,428
                         Newbury,                                                       Solicitors
                         Berks.
                         RG14 5LL

1612  Reading            18 Broad Street Mall,           851        565       1,416      Buyer's                1,416
                         Reading,                                                       Solicitors
                         Berks.
                         RG1 7QE

1613  Oxford             32 St. Ebbes Street,            758        592       1,350      Buyer's                1,350
                         Oxford,                                                        Solicitors
                         Oxon.
                         OX1 1PU

1614  Streatham          254 Streatham High              735        164         899      Buyer's                  899
                         Street                                                         Solicitors
                         London.
                         SW16 1HS

1615  Beckenham          144 High Street,                766        323       1,089      Seller's               1,089
                         Beckenham,                                                     Solicitors
                         Kent.
                         BR3 1EA

1620  Basingstoke        32 Mayfair House,             1,070      1,029       2,099      Buyer's                2,099
                         Basingstoke,                                                   Solicitors
                         Hants.
                         RG21 1JY

1621  Sutton             206 High Street,                873      1,164       2,037      Seller's               2,037
                         Sutton,                                                        Solicitors
                         Surrey.
                         SM1 1NU

1622  Southampton        Unit 4,                       1,573      1,394       2,967      Buyer's                2,967
                         East Street Shopping                                           Solicitors
                         Centre,
                         Southampton.
                         SO14 3HX

1623     Swindon          34 Canal Walk, Swindon, Wilts. SN1 2LD        1,100       1,000    2,100   Buyer's Solicitors      2,100

1625     Poole            86 High Street, Poole, Dorset. BH15 1DB         895         110    1,005   Buyer's Solicitors      1,005

1626     Aldershot        10 Union Street, Aldershot, Hants. GU11 1EG   1,014         396    1,410   Buyer's Solicitors      1,410

1630     Eastleigh        11 Market Street, Eastleigh, Hants. SO5 54H     636         380    1,016   Buyer's Solicitors      1,016

1631     Salisbury        22 Catherine Street, Salisbury, Wilts. SP1 2DA  954         336    1,290   Buyer's Solicitors      1,290

1636     Farnham          16 West Street, Farnham, Surrey. GU9 7DR        832         839    1,671   Seller's Solicitors     1,671

1638     Andover          69-71 High Street, Andover, Hants. SP10 1LP   1,278         566    1,844   Buyer's Solicitors      1,844

1639     Fareham          Unit 78, Osborne Hall, Fareham, Hants. PO16 0PW 982         719    1,701   Buyer's Solicitors      1,701

1640     Crawley          40 The Broadway, Crawley,                    1,000         300    1,300   Seller's  Solicitors    1,300
                          Sussex. RH10 1HS

1641     Tunbridge        77-83 Camden Road,Tunbridge                  2,082       3,240    5,322   Seller's  Solicitors    5,322
         Wells            Wells, Kent. TN1 2QL

1644     Bromley          13-15 The Hall, Bromley, Kent. BR1 1TR        1,100         400    1,500   No                      1,500

1645     Farnborough      52 Kingsmead Centre,                         1,324         975    2,299   Buyer's Solicitors      2,299
                          Farnborough, Surrey. GU14 7SL

1648     Putney           39-41 High Street, Putney. SW15 1SP          1,235         449    1,684   Seller's Solicitors     1,684
                          AND VENTILATION DUCT (LICENCE)

1652     Bracknell        10 Charles Square, Bracknell. RG12 1DF       1,238         598    1,836   Seller's  Solicitors    1,836

1654     Canterbury       19-23 Lower Bridge Street,                   1,200         183    1,383   Buyer's Solicitors      1,383
                          Canterbury, Kent. CT1 2LG

1657     Guildford        221 Upper High Street,                       1,011         245    1,256   Seller's Solicitors     1,256
                          Guildford, Surrey, GU1 3BJ

1658     Terminus Road    88 Terminus Road, Eastbourne. BN21 3LX       1,150       3,795    4,945   No                      4,945

1661     Folkestone       Unit 2 West Terrace Sandgates                1,200       1,000    2,200   Buyer's Solicitors      2,200
                          Lanes, Folkestone, Kent. CT20 1DP

1666     Kingston-on-     6 Alderman Judge Mall, Kingston-on           1,100         328    1,428   Buyer's Solicitors      1,428
         Thames           Thames. KT1 1BP

1669     Bexleyheath      122 The Broadway, Bexley                     1,200       2,885    4,085   Seller's Solicitors     4,085
                          Heath, Kent. DA6 7HF
                          AND LAND AT THE REAR (LICENCE)

1672     Margate          21-22 The Centre, Margate, Kent. CT9 1JG     1,150       1,000    2,150   Seller's  Solicitors    2,150

1673     Epsom            59 High Street, Epsom, Surrey. KT19 8DH      1,440          90    1,530   Seller's Solicitors     1,530

1676     Brighton         73 Western Road, Brighton, Sussex. BN1 2HA   1,150       1,000    2,150   No                      2,150
         Central

1677     Waterlooville    316 London Road, Waterlooville. PO7 7DU      1,150       2,000    3,150   No                      3,150

1678     Worthing         127 Montague Street, Worthing. BN11 3BP      1,100         500    1,600   Buyer's Solicitors      1,600

1679     Chichester        34 South Street, Chichester. PO19 1EL       1,481       2,084    3,565   Buyer's Solicitors      3,565

1680     Slough Central    134 High Street, Slough, Bucks. SL1 3YG     1,642       3,213    4,855   Seller's Solicitors     4,855

1681     Croydon           12-14 Crown Hill, Croydon. CR? 1YL          1,449       4,285    5,698   Buyer's Solicitors      5,698

1683     Tonbridge         51 High Street, Tonbridge, Kent. TN9 1SD      950         782    1,732   Buyer's Solicitors      1,732

1684     Herne Bay         137/139 Mortimer Street Herne Bay Kent      1,704       994.2  2,698.2   Seller's Solicitors   2,698.2

1686     Fleet             Unit 7, The Hart Centre, Fleet, Hants.      1,102         386    1,488   No                      1,488
                           GU138 AZ

1690     Ashford           7 New Rents, Ashford, Kent. TN23 1LE        1,300         900    2,200   Seller's Solicitors     2,200

1691     Redhill           10 Warwick Quadrant, Redhill, Surrey.       1,400         700    2,100   No                      2,100
                           RH1 1NN

1694     Staines           111b High Street, Staines. TW18 4PQ                                      No

1695     Horsham           44 West Street Horsham West Sussex                                       Buyer's Solicitors

1804     East Kilbride     8 Princes MallEast Kilbride. G75 1LP        1,043       2,960    4,003   Seller's Scottish       4,003
                                                                                                    Solicitors

1806     Glenrothes        18 Lyon Way, Glenrothes. KY7 5NW            1,131         100    1,231   Seller's Scottish       1,231
                                                                                                    Solicitors

 1808    Dundee            29 Wellgate Centre, Dundee. DD1 2DB         1,200         739    1,939   Seller's Scottish       1,939
                                                                                                    Solicitors

1809     Renfield Street   72 Renfield Street, Glasgow. G2 1NQ         1,151       1,289    2,440   No                      2,440

1810     Kirkcaldy         16 The Postings, Kirkcaldy. KY1 1HN         1,071         467    1,538   No                      1,538

1814     Paisley           15 Central Way, Paisley, Renfrewshire.                                   No
                           PA1 1EL

1815     Greenock          46 Hamilton Way, The Oak Mall                 981          50    1,031   Seller's Solicitors     1,031
                           Shopping Centre, Greenock. PA15 1RH

1817     Edinburgh         25 Shandwick Place, Edinburgh,              1,246       1,385    2,631   Seller's Scottish       2,631
                           EH2 4RG                                                                  Solicitors

1821     North Bridge      Unit 9, 27 North Bridge,                    1,100       1,000    2,100   Seller's Scottish       2,100
                           Edinburgh.                                                               Solicitors

1822     Livingstone       60 Almondvale South, Livingston. EH5        1,148         887    2,035   No                      2,035

1823     Falkirk           18 High Street, Falkirk, FK1 1EY.           1,640      1,440    3,080   Seller's Scottish       3,080
                                                                                                   Solicitors

1829     Dumfries          11 The Loreburn Centre, Dumfries.           1,162        405    1,567   Seller's Scottish       1,567
                           DG1 2BL                                                                 Solicitors

1830     Glasgow -         Unit Y2, The Shawlands                       1,197     1,208    2,405   No                      2,405
         Shawlands         Arcade, Glasgow. G41 3NN

3411     Bournemouth       Unit 422 Gervis                                                          No
                           Place, Bournemouth, Dorset. BH1 2AL


         CLOSED STORES
         -------------
4110     Bradford          9 Petergate Bradford West Yorks                                          No
         (Petergate)

4166     Goole             11 Boothferry Road                                                       No
                           Goole Humberside

4205     St.Helen's        36 Bridge Street                                                         No
         (Merseyside)      St Helen's  Merseyside


 .        Manchester        Marsden Court                                                            No

4231     Blackburn         21 Stonybutts Blackburn Lancs                                            No

4262     Wigan             31b Marketgate Shopping Centre Wigan                                     No
                           Gt. Manchester

4265     Nelson            15 Marsden Mall Nelson Lancs                                             No

4327     Rugby                     Clocktowers Shopping Centre Unit 31                             No
                                   10 Manning Walk Rugby Warwickshire

4354     Stevenage                 13 Park Place Stevenage, Herts                                  No


4373     Wellingborough            8 Pebble Lane Wellingborough                                    No
                                   Northants

4435     Llanelli                  9 Stepney Street Llanelli                                       No
                                   Dyfed West Wales

4448     Knowle                    22 The Broadwalk Wells Road Knowle Bristol                      No

4567     Great Yarmouth            6 Regent Street Great Yarmouth Norfolk                          No

4568     Chelsea                   385/389 Kings Road Chelsea                                      No

                                   London 46/62 High Street                                        No

4581     Hornchurch                Hornchurch Essex

4583     Brentwood                 11 Chapel High Shopping                                         No
                                   Brentwood Essex

4588     Edgware                   224 Station Road Edgware                                         No
                                   London

1617     Wandsworth                Buyer's Solicitors

4619     Eastbourne                5 Langley Shopping Centre                                       Buyer's
                                   Eastbourne East Sussex                                          Solicitors

4643     Portsmouth                223 Commercial Road                                             No
                                   Portsmouth Hants

4649     Maidstone                 215/216 Water Lane                                              No
                                   Chequers Centre
                                   Maidstone
                                   Kent
                                   AND REMOTE STOCK ROOM (LICENCE)
                                   No

4656     Mitcham                   3 St. Mark's Place
                                   Mitcham Surrey

4660     Eltham                    7 St. Mary's Place                                              No
                                   176/186 Eltham High Street
                                   Eltham

4664     Woolwich                  100 Powis StreetWoolwich London                                 Seller's
                                                                                                   Solicitors

4670     Dartford                  10 Orchard Centre Dartford                                      No

4689     Dorking                   13 St. Martins Walk                                             No
                                   Dorking

4692     London                    277/279 Regent Street                                           Seller's
                                   London                                                          Solicitors

4813     Glasgow (Argyle Street)   7 Westergate Argyle Street                                      No
                                   Glasgow Scotland

4820     Ayr                       51 High Street Ayr                                              No
                                   Strathclyde Scotland

4828     Hamilton                  89 Quarry Street   Hamilton                                     No

                                   Strathclyde Scotland

6218     Stretford (Manchester)    13/14 Market Hall  Arndale Centre                               No

                                   Chester Road Stretford
                                   Gt Manchester

6804     East Kilbride             8 Princes Square                                                No
                                   Strathclyde

6818     Aberdeen                  11 Trinity Centre Aberdeen                                      No

                                   Grampian  Scotland

6821     Edinburgh (Princes        11 Princes Street                                               No
         Street)                   Edinburgh

6824     Kilmarnock (12 King       12 King Street                                                  No
         Street)                   Kilmarnock
                                   Strathclyde

4562     Ilford                    65 Cranbrook Road Ilford                                        No

                                   ex London
         Norwich                                                                                   No
                                   Street
4688     Caterham                  3 Church                                                        No
                                   Walk
                                   Caterham
                                   Surrey

         Bradford                  Foster Square                                                   No

         Coventry                  Station Square                                                  No

         Birmingham                Northfield                                                      No

         Northampton               Weston Farel                                                    No

         Bristol                   Bishopstone                                                     No

         London                    Tottenham Court Road                                            No

      Romford                      Western Road                                                    No

      London                       St. Brides                                                      No

      Waltham Cross                                                                                No

      London                       Seacoal Lane                                                    No

4515  Barking                      12 Focal House Station Parade                                   No
                                   Barking London

      SUBLET/LICENCED STORES
      -----------------------
4502  Luton                        157 Dunstable Road                                              No
                                   Luton Beds

4589  Barnet                       10 The Spires Shopping Centre                                   No
                                   Barnet London LET UNDER LICENCE

4611  Slough                       293 High Street Slough                                          No


4321  Wolverhampton                1 Market Street  Wolverhampton                                  No
                                   West Midlands


4662  Gravesend                    Anglesea Centre Gravesend                                       No
                                   Kent LET UNDER LICENCE

4801  Glasgow                      Ingran St                                                       Seller's
                                                                                                   Solicitors
4632  Brixton                                                                                      No

1587  West Ealing                                                                                  No

            PART SUBLET
            -----------
      1419  Bond Street                                      No
      4166  Goole                                            No
      1586  Hounslow                                         No
      1565  Kensington                                       No
      1625  Poole                                            No
      1614  Streatham                                        No
      1587  West Ealing                                      No
      1336  Wolverhampton                                    No
      1402  Down End, Bristol                                No
      1541  Basildon                                         No


                            LIST OF ASSIGNED STORES
                            -----------------------

-------------------------------------------------------------------------------------------
       STORE NO.                   LOCATION                    STORE ADDRESS
-------------------------------------------------------------------------------------------
         5141           Durham                                 Unit 9 Millburngate
                                                               88 North Road
                                                               Durham
                                                               Co. Durham
         5165           Skegness                               31-33 Lumley Road
                                                               Skegness
         5172           Chester-Le-Street                      73/75 Front Street
                                                               Chester-Le-Street
                                                               Co. Durham
         5173           Long Eaton                             63/65 High Street
                                                               Long Eaton
                                                               Derbys

         5225           Bootle                                 46 Medway
                                                               Bootle
                                                               Liverpool
                                                               Merseyside
         5266           Kirkby                                 St Chads Parade

                                                               Kirkby

                                                               Merseyside

         5270           Huyton, Liverpool                      6 Sherbourne Square

                                                               Huyton

                                                               Merseyside

         5279           Belle Vale Liverpool                   Unit C

                                                               Belle Vale Shopping Centre

                                                               Belle Vale

                                                               Liverpool

         5362           Luton                                  160 Bute Street

                                                               Arndale Centre

                                                               Luton

                                                               Beds

         5367           Kings Heath Birmingham                 163 High Street

                                                               Kings Heath

                                                               Birmingham



         5425           Cwmbran                                13 North Walk

                                                               Cwmbran

                                                               Gwent

                                                               South Wales

         5503           Cheshunt                               92 Turners Hill

                                                               Cheshunt

                                                               Herts

         5518           Hammersmith                            142/144 King Street

                                                               Hammersmith

                                                               London

         5579           St. Albans                             39 The Maltings

                                                               St Albans

                                                               Herts

         5662           Ramsgate                               38 High Street

                                                               Ramsgate

                                                               Kent

         5671           Lewisham                          57 Riverdale Centre
                                                          Lewisham
                                                          London

         5675           Bognor Regis                      3 London Road
                                                          Bognor Regis
                                                          West Sussex

         5693           Paddington (Edgware Road)         234 Edgware Road
                                                          Padington
                                                          London

         5164           Redcar                            52 High Street
                                                          Redcar
                                                          TS10 3DR

         4682           Tooting                           3 High Street
                                                          Tooting
                                                          London

         5336           Wolverhampton                     Mander Centre

         6801           Glasgow (Ingram Street)

                        Manchester                        Stretford

                          LIST OF SURRENDERED STORES
                          --------------------------

------------------------------------------------------------------------------------------
      STORE NO.             LOCATION                                ADDRESS
      ---------             --------                                -------
------------------------------------------------------------------------------------------
         6151           Bristol (Colston Centre)          Unit 3
                                                          Colston Centre
                                                          Bristol

         6374           Corby                             49 Queens Square
                                                          Corby
                                                          Northants

         6441           Monmouth                          35 Monnow Street
                                                          Monmouth
                                                          Gwent
                                                          South Wales

         6523           Ipswich (Westgate Street)         6/8 London Road
                                                          Enfield
                                                          Middlesex

         6545           Notting Hill                      136 Nottinghill Gate
                                                          London

         6825           Clydebank                         59 Sylvania Way
                                                          Clydebank
                                                          Strathclyde
                                                          Scotland

         4819           Irvine                            33 Bridgegate
                                                          Irvine
                                                          Strathclyde
                                                          Scotland

         4260           Prescot                           14 Prescott Centre
                                                          Prescott
                                                          Merseyside

         4596           Hounslow                          69 High Street
                                                          Hounslow
                                                          Middlesex

         4668           Fratton                           Bridge Shopping Centre
                                                          Fratton
                                                          Portsmouth

         6328           Birming-                          528/529 Bridge Link
                        ham (BullRing)                    Bull Ring Centre
                                                          Birmingham

         6661           Folkestone                        6 Sandgates Lanes
                                                          Folkstone
                                                          Kent

         6663           Leatherhead                       30/32 High Street
                                                          Leatherhead
                                                          Surrey

                        Swindon                          54 Canal Walk

                        Kilmarnoch                       12 King Street
                                                         Kilmarnock
                                                         Scotland


                          LIST OF EXPIRED LEASE STORES
                          ----------------------------

------------------------------------------------------------------------------------------
      STORE NO.             LOCATION                                ADDRESS
                                                                  CERTIFICATE
                                                                   OF TITLE?
------------------------------------------------------------------------------------------

         4226           Marsden Court, Manchester         Unit 71                   No
                                                          Arndale Centre
                                                          Manchester

         4617           Wandsworth                        107/109 Wandsworth      Buyers'
                                                          Wandsworth            Solicitors
                                                          London

         6112           Hull (Clough Road)                Clough Road               No
                                                          Queensway
                                                          Hull

         6128           Liverpool (Tithebarn Street)      Churchill House           No
                                                          Tithebarn Street
                                                          Liverpool

         6168           Nottingham                        237 Upper Level           No
                                                          Victoria Centre
                                                          Nottingham
                                                          Notts

         6222           Liverpool (Old Swan)              648 Prescott Road         No
                                                          Old Swan
                                                          Liverpool

         6241           Salford                           90 Ravenway               No
                                                          Salford Precinct
                                                          Salford
                                                          Greater Manchester

         6264           Runcorn                           99 The Grosvenor Centre   No
                                                          Runcorn
                                                          Cheshire

         6272           Skelmersdale                      12 Concourse Centre       No
                                                          Skelmersdale
                                                          Merseyside

         6309           Erdington                         218 High Street           No
                                                          Erdington
                                                          Birmingham

         6318           Ward End, Birmingham              887 Washwood Heath Road   No
                                                          Birmingham

         6322           Brownhills                        60 High Street            No
                                                          Brownhills

         6401           Knowle (Wells Road)               335 Wells Road            No
                                                          Broadwalk Centre
                                                          Knowle

         6411           Bournemouth                       132/134 Commercial        No
                                                          Bournemouth
                                                          Dorset

         6505           Walthamstow                       123 High Street                No
                                                          Walthamstow
                                                          London

         6509           London (Burnt Oak)                128 Burnt Oak Broadway         No

         6516           Romford (Collier Row)             27 Collier Row Road            No
                                                          Romford
                                                          Essex

         6514           Chingford

         6519           Hendon                            21 Sentinel Square             No
                                                          Brent Street
                                                          Hendon
                                                          London

         6536           Bletchley                         20 The Concourse               No
                                                          Brunel Centre
                                                          Bletchley
                                                          Bucks

         6539           Grays                             7 North Mall                   No
                                                          Town Centre
                                                          Grays

         6553           London (Oxford Street)            27 Oxford Street               No
                                                          London

         6574           Kilburn                           101 Kilburn High Road          No
                                                          London

         6603           Orpington                         5 The Walnuts Shopping Centre  No
                                                          Orpington
                                                          Kent

         6605           Wimbledon                         124/126 The Broadway           No
                                                          Wimbledon
                                                          London

         6606           Welling                           7 Embassy Court                No
                                                          Welling
                                                          Kent

         6608           Sittingbourne                     20 The Forum Shopping          No
                                                          Sittingbourne
                                                          Kent

         6618           Croydon (St. Georges Walk)        49 St George's Walk            No
                                                          Croydon

         6627           Fulham                            409 North End Road             No
                                                          Fulham
                                                          London

         6612           Newton Mearns                                                               No

         060B           Wednesbury (warehouse)            Unit 1 & 2 Block 3                        No
                                                          Wednesbury Trading Estate
                                                          Bilston Road
                                                          Wednesbury

         6578           Norwich                           48 London Street,Norwich.NR2 1LA          No

         6617           Wandsworth                        107-109 Wandsworth High                   No
                                                          Street,Wandsworth.SW18 4HY

         6523           Enfield                           6/8 London Road                           No
                                                          Enfield
                                                          Middlesex
                                                          BREAK NOTICE EXERCISED.

         6642           Chatham                           54/55 Pentagon Centre                     No
                                                          Chatham
                                                          Kent
                                                          BREAK NOTICE EXERCISED.

         6687           Gillingham                        130 High Street                           No
                                                          Gillingham
                                                          Kent

         6516           Stockton                                                                    No

         6540           Hemel Hempstead                                                             No

                                  Schedule 3

                                  WARRANTIES


1.    CORPORATE


1.1. Members of Seller's Group are the beneficial and legal owner of the Shares and are entitled to sell the Shares to Buyer free from all liens charges and without limitation encumbrances of any description whatsoever without the consent of any third party.

1.2. Seller has full power and authority to enter into this Agreement and the other documents to be executed in connection with it, all of which constitute (or will when executed constitute) legal and valid binding obligations on Seller enforceable in accordance with their respective terms.

1.3. The Shares constitute the whole of the issued and allotted share capital of the Company and are fully paid or credited as fully paid.

1.4. The Company is a private company limited by shares incorporated in England and the information set out in Schedule 1 is correct and complete as to the matters specified in that Schedule and contained in it.

1.5. The Company will not on Closing have any subsidiaries or be the registered holder or beneficial owner of any share or loan capital in any company.

1.6. The Company does not have any directors, shadow directors or alternate or associate directors other than the persons listed in Schedule 1.

1.7. Since the Balance Sheet Date, no share or convertible securities of the Company (or any rights or interests therein) have been created, allotted or issued or agreed to be created, allotted or issued.

1.8. There are no outstanding rights to call for the creation, allotment, issue, transfer or conversion at any time of any share or loan capital of the Company (or any rights or interests therein).

1.9. The register of members and other books required by the Companies Act to be kept by the Company contain materially accurate and complete records of the matters with which they should deal and there has been no notice of any proceedings to correct or rectify any such books.

1.10. No order has been made or petition presented or resolution passed for the winding up or administration of the Company, no receiver or administrator or administrative receiver has been appointed or could lawfully be appointed by any person of the Company's business or assets or any part thereof, the Company is not insolvent and has not stopped payment and is not unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986) and the Company is capable of meeting its liabilities as and when they fall due for the foreseable future.

2.   INFORMATION

     2.1. So far as Seller is aware the Disclosure Letter (excluding the Disclosure Documents) gives a fair representation of the matters to which it relates and is not misleading. Each document comprised within the Disclosure Documents is an accurate copy of the original and so far as Seller is aware no such document has been amended orally or in writing.

     2.2. So far as Seller is aware the factual information in the Disclosure Documents is true and accurate in all material respects.

3.   FINANCIAL

     3.1. The Accounts give a true and fair view of the state of affairs of the Company at 30 June 1998 and of its profit or loss for the financial period ended on 30 June 1998 and comply with the Companies Act and applicable accounting standards

     3.2. The Management Reports as at the date to which they are drawn up and in all material respects reasonably set out all the assets and liabilities of the Company as at such date and make reasonable provision for all liabilities (other than contingent liabilities for which no provision or note would reasonably be made in accordance with proper accounting practice) of the Company as the same then existed and the Management Reports give a reasonable view of the profits earned or losses incurred by the Company for the accounting period in respect of which they are drawn up.

     3.3. All accounts, books, ledgers, financial and other key records of the Company are under the ownership or control of the Company and include all records and documents required to be kept by statute. All such records and documents required to be kept by statute have been maintained in accordance with the law in all material respects.

     3.4. The terms of the Company's borrowing facilities are reproduced as Disclosure Documents 7.16 to 7.27 and 7.96.

     3.5. Since 30 June 1998, the business of the Company has been carried on in the ordinary course and no dividends have been paid or declared in respect of the Shares.

4.   PROPERTIES AND ENVIRONMENTAL

               Introduction


     4.1. The Properties comprise all the freehold and leasehold land and premises owned occupied or otherwise used by the Company as at the date of this Agreement.

4.2. The details relating to the Properties which are set out in Schedule 2 (other than the square footage measurements which are indicative only) are true complete and accurate in all material respects.


4.3. The replies, reproduced as Disclosure Documents 4.4, given by Seller's solicitors to the preliminary enquiries are accurate in all material respects.


          Title


4.4. The Company has good and marketable title (legal and beneficial) to the Properties and Seller can and will if so required by Buyer deduce such title commencing in the case of unregistered land with a good root of title at least 15 years old and in the case of registered land in accordance with Section 110 Land Registration Act 1925 with full title guarantee.

4.5. All documents of title to the Properties shall if required be produced to Buyer's solicitors for inspection on or before Closing and save where they are held by mortgagees all such documents are in the possession or under the control of the Company.

4.6. Where the title of the Company to the Properties is not registered so far as Seller is aware no event has occurred in consequence of which that title should have been registered.


          Encumbrances

4.7. The Company has exclusive possession and occupation of all the Properties and save as disclosed none of the Properties is subject to any lease tenancy licence to occupy or agreement to grant any of them.

4.8. The Properties are not subject to any materially onerous or materially adverse covenants licences rights easements quasi-easements obligations overriding interests or other similar matters other than as disclosed and Seller is not aware of any material subsisting breach.

4.9. The Disclosure Letter contains details of all material agreements covenants restrictions or conditions of which Seller is aware and to which the Properties are subject or which affect the Properties, and Seller is not aware of any material subsisting breach.

4.10. Light and air to all windows and apertures of the Properties and pedestrian and vehicular access to and egress from the Properties are in each case enjoyed as of right save as disclosed.


          Disputes


4.11. Seller knows of no subsisting disputes concerning boundaries easements covenants rights means of access or other matters relating to the Properties or their use or occupation and Seller is not aware of any material pending disputes actions claims or demands in respect of the Properties or their use or occupation.

4.12. Seller knows of no circumstances which would currently entitle or require any person to exercise any power of entry upon or of taking possession of any of the Properties or which would otherwise restrict or terminate the continued possession or occupation of any of the Properties.


          Planning


4.13.     In Paragraphs 4.14 to 4.21 inclusive:


          "DEVELOPMENT" has the meaning given by Section 55 of the Town and
          -------------
          Country Planning Act 1990; and


          "PLANNING ACTS" means the Town and Country Planning Acts 1990 the
          ---------------
          Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and all other statutes referred to in any of them to the extent that they remain in force.


4.14. The present use of the Properties is the permitted use for the purposes of the Planning Acts and such use is not materially adversely affected by any planning proposals and is not a use permitted only for a temporary period or a particular occupier or class of occupiers.

4.15. No planning permission in respect of the Properties has been revoked or suspended so far as Seller is aware.

4.16. Compliance is being made and has at all times been made by the Company in all respects with all planning permissions orders and regulations issued under the Planning Acts for the time being in force with respect to the Properties.

4.17. There has been no application by the Company for planning permission or for any consent approval or determination under the Planning Acts in respect of the Properties which is awaiting determination.

4.18. There has been no planning decision or deemed refusal in respect of the Properties which is or could be the subject of an appeal or an application for judicial review.

4.19. There are no outstanding written notices or complaints by any competent authority in relation to any development carried out at the Properties.

4.20. No development has been carried out in relation to the Properties by the Company without first obtaining any requisite consent under the Planning Acts or without complying with any such consent.

4.21. No compensation has been received by the Company consequent upon the refusal or revocation of any planning consent or the imposition of any restrictions in any planning consent relating to any of the Properties.

          Statutory Notices and obligations

4.22. So far as Seller is aware compliance has been and is being made by the Company with all applicable statutory and bye law requirements and with all notices served under them with respect to the Properties or their use and in particular (but without limitation) with all applicable requirements as to fire precautions and the means of escape in the case of fire and with the Public Health Acts the Housing Acts the Highways Acts and the Office Shops and Railways Premises Act 1963 the Factories Acts the London Building Acts the Health and Safety at Work etc Act the Control of Pollution Act 1971 and the Environmental Protection Act 1990.

4.23. There are not in force (nor in relation to the current or intended use of the Properties are there required to be in force) any licences whether under the Licensing Acts 1964 to 1988 or otherwise which apply to the Properties.

4.24. There is no outstanding claim against the Company in respect of the Properties which arises under any statutory provision, nor so far as Seller is aware, or should be aware, any facts capable of giving rise to any such claim.

          Utilities

4.25. The Properties are connected to and with mains gas electricity and water supplies and drains and sewers adopted and maintained by the relevant water authority or where any of the Properties is part only of a building that building is so directly connected and the Company has rights to the passage of gas electricity water and soil through the pipes and other conduits in the building which connect that Property to the publicly adopted mains drains and sewers.

          Insurance

4.26. The insurance policy regarding the freehold Property, Tandy Centre, Leamore Lane, Bloxwich, Walsall, West Midlands WS2 7PS, is reproduced as Disclosure Document 4.21.

          Leasehold Properties

4.27. In this paragraph 427 "the Leases" means each of the leases tenancies licences and agreements under which the Properties are held by the Company details of all of which are contained in the Disclosure Letter and in the case of a licence references to landlord tenant and rent are references to the licensor licensee and the licence fee respectively.

4.28. There are no arrears of rent or other moneys due and payable under the Leases.

4.29.     Save as disclosed:

          4.29.1. the respective grantors of the Leases and superior leases had express or implied power and authority to grant the Leases and any superior lease respectively;

          4.29.2.   no unusual demand for service charge is expected;


          4.29.3. there are no material subsisting breaches or any material non-observances of any covenant condition or agreement on the part of the Company contained in any of the Leases and the landlord has not refused to accept rent or made any material complaint or objection which is outstanding; and

          4.29.4.   all insurance premiums have been duly paid.

4.30. The Company has not received from any landlord under any Lease written notice claiming that the Company is in breach of any covenant or undertaking in that Lease regarding on-going repair obligations (but not dilapidations), which notice has not been disclosed to Buyer.

4.31. Seller knows of no circumstances likely to give rise to a claim for breach of convenant on the part of the Company as tenant under the terms of any lease which has expired prior to Closing.

          Tenancies

4.32. In this paragraph 1.10 "the Tenancies" means each of the leases tenancies licences and agreement to which the Properties are subject details of all of which are contained in the Disclosure Letter and in the case of a licence references to landlord tenant and rent are references to licensor licensee and licence fee respectively.

4.33. There are no material arrears of rent or other moneys payable under the Tenancies.

4.34. Save as disclosed, there are no rent reviews in the course of being negotiated or determined or exercisable by the Company pursuant to any of the Tenancies.


4.35.     Save as disclosed:


          4.35.1. so far as Seller is aware none of the tenants or other parties to any of the Tenancies is bankrupt or in liquidation (whether voluntary or compulsory) or in receivership or administrative receivership or has had an administration order made against it;

          4.35.2. the respective grantors of each of the Tenancies has power and authority to grant them;

          4.35.3. there are no material subsisting breaches or any material non-observances of any covenant condition or agreement on the part of either the tenant or the Company contained in any of the Tenancies and the Company has not refused to accept rent or made any material outstanding complaint or objection which is outstanding;

          4.35.4. the rent and any additional rent or charge due on the last rent day prior to the date of this Agreement has been received by the Company and there has been no persistently repetitive non-payment of any such rent or other payment payable under any of the Tenancies;

               4.35.5.   all insurance premiums have been duly paid; and


               4.35.6. neither the Company nor any of its tenants has commuted or agreed to commute any rent to a capital sum or paid any rent unduly in advance.

     4.36. There are no leases other than those listed in Disclosure Document 4.19 which have been assigned by the Company and which have not expired or been surrendered.

               Environmental

     4.37. So far as Seller is aware, the Company has not infringed any Environmental Laws in consequence of which an unfavourable judgement, decision, ruling or finding is reasonably likely to materially and adversely affect the Company.

5.   OTHER ASSETS

     5.1. The Company is the sole owner with good and marketable title free from all liens, charges, encumbrances, options or adverse claims of all tangible fixed and tangible current assets (subject to sales of current assets and reservations of title in the ordinary and normal course of its trading) which it uses in its business and the Company has not agreed to create or grant any lien, charge, option or other encumbrance over such assets.

     5.2. Seller is not aware of any fact which would cause the full amount of all debts which shall be owing to the Company at Closing not to be recovered in full free of any counterclaim or set-off (less the amount of any provision or reserve which has been calculated on the same basis as that applied in the Accounts, Management Reports or disclosed in the Disclosure Letter) in the ordinary and normal course of business.

     5.3. So far as Seller is aware, the Company has not received notice that the Company is infringing the intellectual property rights of any other person, nor that the Company has become liable to make any payment of any royalty or of any sum in the nature of any royalty to any other person other than Tandy Corporation on terms disclosed.

6.   TAXATION

     6.1.      Definitions

     In this paragraph 6 the following words shall bear the following meanings:


               WORD           MEANING

               "ACT"          means advance corporation tax;

               "CAA"               means the Capital Allowances Act 1990;

               "Taxing Authority"  means the Inland Revenue, H M Customs and
                                   Excise and any similar authority concerned with the administration and collection of Taxation;

               "TCGA"              means the Taxation of Chargeable Gains Act
                                   1992;

               "VAT"               means value added tax; and

               "VATA"              means the Value Added Tax Act 1994.

     6.2.      General

               6.2.1. All returns, computations and payments which should be or should have been made by the Company for any fiscal purpose have been prepared on a proper basis and submitted within the prescribed time limits and are up to date and correct in all material particulars and none of them is now the subject or so far as Seller is aware likely to be the subject of any dispute with a Taxing Authority and will not give rise to any disallowance of relief, forfeiture, loss of allowance or credit, assessment, adjustment or set off (including any claim for interest on unpaid tax) by a Taxing Authority.

               6.2.2. All particulars furnished to a Taxing Authority in connection with the application for any consent or clearance on behalf of the Company accurately disclosed all facts and circumstances considered material to the decision at that time of the Taxing Authority any such consent or clearance is valid and effective and any such transaction for which such consent or clearance has previously been obtained has been carried into effect only in accordance with the terms of the relevant application and consent for clearance.

               6.2.3. The Company is not the subject of a back duty investigation or in depth enquiry by any Taxing Authority and there are no facts known to Seller which may give rise to the same.

               6.2.4. All income tax under the PAYE system and payments due in respect of employees' contributions to national insurance and graduated state pension in the six years immediately prior to Closing have been properly deducted by the Company and (together with any employer's contribution) have been fully and correctly paid to the appropriate Taxing Authority and proper records thereof have been maintained.

               6.2.5. All Taxation required to be deducted from any payments made by the Company which it is obliged or entitled to make has been deducted and accounted in full to the appropriate Taxing Authority.

               6.2.6. The Company is not and has at any time during the six years immediately prior to Closing been an investment company, a close investment company or an investment trust company for taxation purposes.

               6.2.7. The Company has not since the Balance Sheet Date taken any action which has had, or might have, the result of altering or prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with a Taxing Authority.

               6.2.8. The taxation computations for all accounting periods of the Company ended on or before 30 June 1995 have been agreed with the Inland Revenue.

               6.2.9. The Company is and has always been resident only in the United Kingdom for taxation purposes and has never carried on any trade, business or other activities outside the United Kingdom other than the export of its goods and/or services.

     6.3.      Taxable profits

               6.3.1. The Company has not directly or indirectly paid any remuneration, emoluments or compensation for loss of office or made any gratuitous payment or transferred any assets to any of its present or former directors or employees within the six years immediately prior to Closing, the cost of which will not be deductible for taxation purposes.

               6.3.2. Since the Balance Sheet Date there have been no event or circumstances such that Sections 343 or 768 Taxes Act have been or could be applied.

     6.4.      Capital assets

               6.4.1. Save as provided for in the Accounts the values attributed to each of the assets of the Company as at 30 June 1998 is such that on any disposal of any of those assets which is treated for taxation purposes as being for a consideration equal to such value (ignoring any relief and allowances available to the Company other than amounts falling to be deducted under Section 38 TCGA) no chargeable gain or allowable loss would arise.

               6.4.2. Since the Balance Sheet Date no asset has been acquired otherwise than by way of a bargain made at arms length and for a consideration equal to its market value.

               6.4.3. The Company is not subject to any contingent liability as is mentioned in Section 49 TCGA.

     6.5.      Capital allowances

               6.5.1. The book value of each of the assets of the Company in or adopted for the purposes of the Accounts on which capital allowances are calculated separately does not exceed the written down value of such asset for the purposes of the CAA and the aggregate book value of plant and machinery for which capital allowances have been claimed under Part II of that Act does not exceed the written down value of the qualifying expenditure under that Act.

               6.5.2. The Company has not been a party to or involved in any transaction whereby a balancing allowance would be denied or reduced by virtue of Section 5 CAA.

               6.5.3. No allowances have been claimed by the Company which are liable to be reduced or withdrawn by virtue of Sections 1(6), 42 or 47 CAA.

               6.5.4. No capital expenditure has been incurred which is subject to the provisions of Section 75 CAA.

     6.6.      Group arrangements

               The Company had a single dormant wholly owned subsidiary, Radioshack Limited with which it did not carry out any transactions. The shares of this subsidiary were transferred by the Company prior to Closing.

     6.7.      Distributions and ACT

               6.7.1. The Company has not in the six years immediately prior to Closing done anything which could be treated as a distribution for the purposes of Sections 209 or 210 Taxes Act.

               6.7.2. No event or series of events has occurred which might cause the disallowance of the carry forward of losses or excess charges or such that any of Sections 245 or 245A or 245B Taxes Act have applied or could apply.

               6.7.3. The Company has not issued any share capital to which the provisions of Section 249 Taxes Act or Section 141(1) TCGA could apply nor does it own any such share capital nor granted options or rights to any person which entitles that person to require the issue of any share capital.

               6.7.4. The Company will be entitled in respect of any qualifying distribution made by it to a full set off of its corresponding payment of ACT under Section 239(1) Taxes Act or in so far as there is no set off under
                         Section 239(1) or in so far as any set off is restricted under Section 239(3).

     6.8.      Stamp Duty

               6.8.1. All instruments (other than those which have ceased to have a legal effect) executed by the Company (and which are or were subject to stamp duty) have been duly stamped.

               6.8.2. The Company has no liability of any nature whatsoever to stamp duty reserve tax.

               6.8.3. No relief or exemption has been obtained from stamp duty under Section 55 Finance Act 1927, Section 42 Finance Act 1930 or Sections 75 to 79 inclusive Finance Act 1986.

     6.9.      Anti Avoidance

               6.9.1. The Company has not entered into or been a party to any pre-ordained series of transactions, composite transactions or any other schemes or arrangements into which steps were inserted which served no purpose other than the saving of taxation.

               6.9.2. The Company has not been a party to any other transaction or arrangement of any nature which could give rise to a charge to taxation under Part XVII Taxes Act.

     6.10.     Close company

               The Company has never been a close company for the purpose of the Taxes Act.

     6.11.     Events since 30 June 1998.


               Since 30 June 1998:


               6.11.1. the Company has not disposed of any asset (including trading stock) or made any supply of any service or business facility of any kind (including loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply is less than the consideration which could be deemed to have been received for the purposes of taxation;

               6.11.2. no event has occurred which gives rise to a liability to taxation to the Company on deemed (as opposed to actual) income, profits or gains or which results in the Company becoming liable to pay or bear a liability to taxation directly or primarily chargeable against or attributable to another person, firm or company;

               6.11.3. the Company has not made or received any distributions for any taxation purpose;

               6.11.4. the Company has not surrendered or claimed any ACT under Chapter V Taxes Act or any losses by way of group relief under the Taxes Act; and

               6.11.5. the Company has not paid any remuneration (including emoluments as defined by Section 131 and Sections 153 to 168 Taxes Act) to any officer, director or employee or to any member of his family or household in excess of such amount as will be deductible in computing the taxable profits of the Company.

     6.12.     VAT

               6.12.1. In relation to VAT the Company has complied with all statutory provisions, rules, regulations, orders and directions and made all necessary returns and within the prescribed time limits provided all necessary information and documents to H M Customs and Excise and paid all amounts due to the proper person.

               6.12.2. The Company has at all times kept complete correct and up to date records, invoices and other documents required for the purposes of VAT.

               6.12.3. The Company has not been required by H M Customs and Excise to give security under paragraph 4 of Schedule 11 to the VATA.

               6.12.4 All VAT payable upon the importation of goods and all duties of Customs and Excise payable in respect of any assets (including trading stock) imported or owned by the Company have been paid in full.

               6.12.5. No act or transaction has been effected in consequence whereof the Company is or may be held liable for any VAT calculated by reference to the supply of goods and services by any other company.

               6.12.6. The Company is not liable and will not (in respect of anything done before Closing) be liable to any interest, penalty or surcharge in respect of VAT.

               6.12.7. Neither the Company nor any of its officers or directors is or will (in respect of anything done before Closing) be liable to a penalty under Section 60 or 61 VATA.

               6.12.8. The Company is not and has not at any time been a member of a group of companies for VAT purposes.

               6.12.9. The Company is not and has not agreed to become an agent, manager or factor for the purposes of Section 47 VATA of any person who is not resident in the United Kingdom.

               6.12.10. No act or transaction has been effected in consequence of which the Company is or may be held liable by the Commissioners of Customs and Excise for any VAT calculated by reference to the supply of goods or services by any other company.

     6.13.     Customs duties

               The Company has complied with all statutory provisions, rules, regulations, orders and directions and made all necessary returns in relation to the collection and payment of Customs duties, Excise duties and other charges having an equivalent effect and the Company has provided all necessary information and documents and paid all amount due to H M Customs and Excise in relation to such charges within the prescribed time limits.

7.   CONTRACTS AND COMMITMENTS

     7.1. The Disclosure Letter contains copies or particulars of every written contract to which the Company was as at 20 January 1999 a party and which:

            7.1.1.   is for a fixed term of more than twelve months;

            7.1.2. is incapable of termination in accordance with its terms without penalty, by the Company, on ninety days' notice or less;

            7.1.3. involves an aggregate outstanding expenditure by or an aggregate outstanding payment to the Company of more than (Pounds)100,000; or

            7.1.4. under which the obligations of the Company may become accelerated or more onerous or which may become terminable as a consequence of Closing.

     7.2. The Company has not created nor has it agreed to create any mortgage, debenture, lien, charge or other similar encumbrance or security interest over all or any of its property, assets, undertaking, goodwill, reserves or share capital nor so far as Seller is aware has any other person done so for the benefit of the Company.

     7.3. There are no guarantees, suretyships, indemnities or similar commitments (whether secured or unsecured) given by or for the Company in respect of which obligations or liabilities (whether actual or contingent) are still outstanding.

     7.4. The Company has not made any loans or advanced any moneys or credit to any person, firm or company (other than credit given on normal commercial terms in the ordinary and normal course of business).

     7.5. The Company is not a member of any partnership, joint venture, trade association or society, which has material influence over the business of the Company as now carried on.

     7.6. There is no offer given or made by the Company which is still outstanding and capable of giving rise to a contract merely by the unilateral act of any third party.

     7.7. The Company is not a party to, nor have its profits or financial position during the three years prior to the date hereof been affected by any contract or arrangement which is not made on open market terms.

     7.8. So far as Seller is aware neither the Company nor any other party to any material contract is in material default under the terms of any such contract and the Company has not given or received notice to terminate any such contract.

     7.9.   There is no outstanding power of attorney of the Company.

     7.10. The Company has no outstanding capital commitments involving the expenditure of more than (Pounds)10, 000.

8.   PENSIONS

     8.1. Apart from the Pension Scheme, there are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation for the provision of or payment of contributions towards, any pension, lump sums or other relevant benefits on, or after, retirement or death or during periods of sickness or disablement for the benefit of any of the past or present employees of the Company or their dependants, nor has any proposal been announced or promise made by the Company to establish any such agreement, arrangement or practice.

     8.2. The Pension Scheme is an exempt approved scheme within the meaning of Section 592 of the Taxes Act and so far as Seller is aware there are no facts or circumstances which may cause the withdrawal of any such approval by the Inland Revenue.

     8.3. The Pension Scheme has at all times been administered in accordance with the provisions of that Act and in accordance with any other applicable legislation and regulations and the provisions governing the trusts of the Pension Scheme.

     8.4. The Company has not given any undertakings or assurances to its employees regarding the continuance, introduction or improvement of any retirement benefits (whether or not there is any obligation to do so).

     8.5. The Company has not granted any ex gratia pension or other like payment to any of its past or present employees or their dependants.

     8.6. All taxes and expenses relating to the Pension Scheme have been paid if due and no services have been rendered which have not been paid for if due.

     8.7. So far as Seller is aware there are no actions, suits, claims (other than normal claims for benefits) regulatory enquiries or reports or legal proceedings pending or threatened in relation to the Pension Scheme.

     8.8. Copies of all trust deed and rules of the Pension Scheme and any explanatory booklets and announcements relating to the Pension Scheme and the latest actuarial valuation (and any written advice or reports by the actuaries on their latest actuarial investigation into the Pension Scheme) and latest accounts and all insurance contracts relating to the Pension Scheme are attached to the Disclosure Letter.

     8.9. The Pension Scheme is contracted out of the State Earnings Related Pension Scheme and so far as Seller is aware there are no facts or circumstances which may cause the cancellation of the contracted out status of the Pension Scheme.

     8.10. Since November 1998 all employer and member contributions to the Pension Scheme have been paid at the rate advised by the actuary following his review of the funding position of the Pension Scheme as at April 1998.

     8.11. Seller knows of no facts (other than matters of general application, such as movements in financial markets) which were not available to the actuaries of the Pension Scheme for the compilation of their report disclosed as Disclosure Document 8.4, and which cause such report to materially understate the degree to which the value of the assets of the Pension Scheme covers the value of benefits accrued as at the date to which such valuations were made for the purposes of that report.

     8.12. The allocation of benefits under the Pension Scheme to part time employees or former employees of the Company and the basis on which such persons are permitted to participate in or are excluded from the Pension Scheme complies with Article 119 of the Treaty of Rome, the Equal Pay Directive 1975 and the Equal Treatment Directive 1976.

9.   EMPLOYEES

     9.1. All material terms and conditions of employment of all employees of the Company are disclosed, including those regarding remuneration or other benefits payable to such employees or their dependants to which any of them are legally entitled (whether now or in the future) including profit sharing, incentive, bonus, or commission arrangements and their periods of continuous employment.

     9.2. There are no outstanding legally binding commitments to increase the remuneration payable or other benefits provided to any such employee.

     9.3. The employment or engagement of each such employee may be terminated by not more than three months notice given at any time without liability for payment of compensation or damages (other than compensation payable by law (including without limitation statute, statutory instrument and regulation)), and no such employee has given or received written notice terminating his or her employment.

     9.4. No trade unions are recognised by the Company for collective bargaining purposes.

     9.5. So far as Seller is aware no material dispute is subsisting between the Company and any of its employees or former employees. There have been no strikes, work-to-rules, go-slows or other collective industrial action taken against the Company as employer during the period of two years immediately preceding the date of this Agreement.

10.  INSURANCE

     10.1. Copies of the insurances or accurate summary of the same, maintained by the Company immediately prior to Closing including policies in relation to which the insurance period has expired but under which claims may still be made are disclosed in the Disclosure Documents. All premiums due in respect of such insurances have been paid.

     10.2. Summary particulars of all claims made by or on behalf of the Company in the two years prior to Closing are attached as Disclosure Documents 10.2, 10.3, 10.4, 10.6, 10.7 and 10.8.

11.  LITIGATION

     11.1. The Company is not (and so far as the Company is aware no person for whom the Company would be liable is) engaged in any litigation or arbitration proceedings in relation to a sum in excess of (Pounds)15,000, as plaintiff or defendant and, so far as Seller is aware, there are no such proceedings threatened, either by or against the Company.

     11.2. So far as Seller is aware, the Company is not in material dispute with any Revenue, or other government department official in the United Kingdom or elsewhere.

     11.3. So far as Seller is aware, there has occurred no violation of any law, order, ruling or regulation of the United Kingdom, the European Union or any local laws by the Company in consequence of which an unfavourable judgement, decision, ruling or finding is reasonably likely to materially and adversely affect the Company.

12.  FOREIGN EXCHANGE

     The Company has no commitments to purchase foreign currency.

                                  SCHEDULE 4

                               DISCLOSURE LETTER

From:     Seller

To:       Buyer

Date:     Date of this Agreement



Dear Sirs

Save as expressly provided in this letter, the information disclosed in this letter and in the bundle of documents initialled on behalf of Seller and Buyer for the purposes of identification and delivered with this letter (the "Disclosure Documents"), applies to each and every Warranty, given by Seller in
Schedule 3 of the Agreement whether express or implied and Buyer shall not be entitled to claim that any fact or matter has not been disclosed to it by reason only of the fact or matter disclosed herein not being specifically related to any particular Warranty.

In this letter words defined in the share sale agreement dated the date of this letter and made between InterTAN, Inc. and Beheer-En Beleggingsmaatschappij Antika B.V shall unless the context requires otherwise have the same meaning in this letter

No admission is made that any matters hereby disclosed to Buyer are required to be disclosed.


A.   GENERAL DISCLOSURES

Subject to paragraph B.3 below, the following matters are deemed to be disclosed and incorporated by reference into this Disclosure Letter:

(1) all facts, matters and information contained in the Agreement and the Schedules thereto, and all documents, acts and transactions entered into pursuant to the terms of the same, and the provisions of, and all information contained in, such Agreement or in any such documents;

(2)  all facts, matters and information contained in the Disclosure Documents;

(3) all matters revealed or which should be revealed by carrying out or raising:-

     (a)  searches of the Land Register;

     (b)  searches at HM Land Charges Registry;

     (c) local land charges searches and enquiries of the relevant local authority in Form Con 29 (Parts I and II);

     (d)  coal mining searches;

     (e)  searches of the registers of commons and village greens;

     (f)  physical survey and inspection of the Properties;

     (g) a microfiche search obtained from the Companies Registry by Buyer in respect of the Company as at 21 January 1999 ;

     (h) a search of the winding up register kept in the Companies Court of the Royal Courts of Justice in respect of the Company;

(4) in respect of the Certified Properties only, any matter which is capable of being revealed or which should be recorded in the registers and records of the relevant planning authorities;

(5)  any matters apparent from the deeds in respect of the Properties;

B.   SPECIFIC DISCLOSURES

1. For convenience only, the Disclosure Documents are listed in the index ("Index") attached to this Letter. References in this letter to Paragraphs are to paragraphs of Schedule 4

2 The numbers of the specific disclosures set out below refer to the numbered paragraphs in Schedule 3, but, except to the extent provided in Paragraphs 3 and 4 below:

     2.1 such numbering is for convenience only and shall not alter the construction of this Letter nor in any way limit the effect of any of the disclosures, all of which are made against the Warranties as a whole; and

     2.2 a disclosure or qualification made by reference to any particular paragraph shall be deemed to be made also in respect of any other paragraph to which the disclosure or qualification may be applicable.

3              No disclosure other than under paragraphs (1), (3) and (4) of
     Section A above:

     3.1 shall limit the liability of Seller under the Warranties set out at paragraphs 4.13 to 4.21 inclusive of Schedule 3 except to the extent that such disclosure has been specifically identified by reference to those Warranties, provided that Seller shall have specifically identified such disclosure if Seller has identified a section of the Disclosure Documents in the Index containing such disclosure only, and such disclosure is contained in that section;

     3.2 shall limit the liability of Seller under the Warranties set out at paragraphs 4.28 and 4.29 inclusive of Schedule 3 except to the extent that such disclosure has been specifically identified by reference to those Warranties, provided that Seller shall have specifically identified such disclosure if Seller has identified a section of the Disclosure Documents in the Index containing such disclosure only, and such disclosure is contained in that section; and

     3.3 of notices served by any landlord or written communications regarding disputes shall limit the liability of Seller under the Warranties set out at Paragraph 4 of Schedule 3 except to the extent that such disclosure has been specifically identified, provided that Seller shall have specifically identified such disclosure if Seller has identified a section of the Disclosure Documents in the Index containing such disclosure only, and such disclosure is contained in that section


PARAGRAPH OF SCHEDULE 3                     DISCLOSURE
-----------------------                     ----------

          1.5 - Radio Shack Limited is a dormant wholly owned subsidiary of the Company which has never traded and has two shares of (pound)1 each issued at par. The shares in this company will be transferred out of ownership of the Company at Closing.

          1.9 - The books and records of the Company relating to the share capital (both authorised and issued) of the Company and the filings to the Registrar of Companies have not always been accurate and complete. In particular, the 36,513,709 ordinary shares issued on various dates since 1994 were issued without prior authority of the shareholders pursuant to section 80 of the Companies Act 1985. Several shareholders' resolutions relating to increases in the authorised share capital of the Company and the authority to issue shares and the related forms 123 and 88(2) were not filed on time with the Registrar of Companies. In addition, shares were issued in 1994 beyond the authorised share capital. The preference share rights should have been, but were not incorporated into the Articles of Association at the time they were issued. The Company has since procured the passing of the relevant resolutions and made the necessary filings to remedy these omissions in the way shown by the statutory books of the Company and the records held by the Registrar of Companies, copies of which have been disclosed to the Purchaser. For the avoidance of doubt, nothing in this Disclosure Letter is or is intended to constitute a disclosure against paragraphs 1.3, 1.4 or
                         3.1 of Schedule 3

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          1.10 - As at Closing, the Company received financial support from Seller and other members of Seller's Group. Without this financial support, which will cease at Closing, and in the absence of other support, the Company may be insolvent, unable to pay all of its debts and may not be capable of meeting its liabilities in the future. For the avoidance of doubt, nothing in this paragraph is or is intended to constitute a disclosure against paragraph 3 of Schedule 3.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          3.2 - The Management Reports are prepared in accordance with US GAAP (but see following Disclosure against this paragraph 3.2).

                         - It is the policy of the Company to account for advertising expenditure as an annualised percentage of sales. The Management Reports have, however, been adjusted to show actual advertising expenditure for the period to the Balance Sheet Date.

          3.5 - During 1998 a policy was adopted with a view to refocusing the product mix of the stores onto smaller products.

                         - Two stores have been opened by the Company at Tamworth and Trowell service stations (Disclosure Document 7.5). The Company has orally indicated an interest in the Company opening a further 12 locations and has sent Granada a schedule of which stores these may be (Disclosure Document 7.88). Discussions between the Company and Granada are continuing and it is the Company management's view that there may be a capital requirement soon.

                         - Approximately 188 temporary store workers and 57 temporary warehouse workers were hired for the Christmas period.

PARAGRAPH OF SCHEDULE 3       DISCLOSURE

Paragraph 4.1                 All matters contained or referred to in Schedule 2
                              of the Agreement are disclosed

                              The Company occupies temporary storage
                              accommodation at Merry Hill on the basis of terms which to the best of the Company's knowledge are oral. The annual rent or licence fee is (pound)3,000 per annum.

                              A Schedule of current transactions under negotiation or in the hands of solicitors affecting the Properties as at Closing is reproduced as Disclosure Document 4.1 (and is referred to in this Disclosure Letter as "the Schedule of Matters in Hand")


Paragraph 4.2                 All matters contained or referred to in the
                              Schedule of Matters in Hand are disclosed

                              There is no existing lease for Store Number 1182 - Unit 7 Granada Services M1 southbound Trowell Nottinghamshire nor for Store Number 1381 - Unit 3 Granada Services M42 motorway Tamworth. A copy of the Letter of Intent in respect of these Properties is reproduced as Disclosure Document 4.2

                              There is no concluded lease in respect of Store Number 1221 - 16 Charles Street Hanley Stoke on Trent. A copy of the current draft of the lease is with the landlord's solicitors but it may not be possible to produce it prior to Closing

                              There is an Agreement for Lease reproduced as Disclosure Document 4.3 for the surrender of the existing lease for Store Number 1312 - 5-7 Queensway, Halesowen and relocation to 23 Hagley Mall, Halesowen

                              All matters contained or referred to in the Certificates of Title are disclosed

                              In respect of Store Number 1578 - 48 London Road Norwich the term of the lease expired on 14 January 1999 upon service of notice of discontinuance of the court application. There are outstanding obligations in respect of dilapidations in respect of this Property

Paragraph 4.3                 Disclosure Documents 4.4 give details of all
                              replies to enquiries raised by Buyer's solicitors and by Lambert Smith Hampton on behalf of Buyer up to Closing which are given subject to the qualifications expressed in those replies

                              Letter from Butler & Co to Warner Cranston dated
                              21.1.1999 and copies of the documents mentioned in that Letter are disclosed as Disclosure Document 4.5

                              All matters contained or referred to in the Information Sheet reproduced as Disclosure Document 4.6 (referred to in this Disclosure Letter as the "Information Sheet") are disclosed

Paragraph 4.4                 Copies of the title deeds to the Properties being
                              Disclosure Documents 4.7 (referred to in this
                              Disclosure Letter as the "Documents of Title") have been produced to Buyer's solicitors for inspection before Closing and all covenants licences rights easements quasi easements obligations and other matters of title contained or referred to in them are disclosed

                              The legal title to those Properties described in the Schedules to the Deed of Indemnity reproduced as Disclosure Document 4.8 are vested in Tandy Corporation or InterTAN Canada Limited and not the Company

                              All matters contained or referred to in the Certificates of Title are disclosed

                              The roots of title to those Properties which are leasehold and unregistered commence with the relevant lease or underlease. The Documents of Title may contain qualifications on implied covenants for title

Paragraph 4.5                 The disclosures in relation to paragraph 4.4 are
                              repeated

Paragraph 4.6                 All matters contained or referred to in the
                              Documents of Title which might require
                              registration of unregistered titles are disclosed

Paragraph 4.7                 A list of the Properties which are not occupied by
                              the Company and which are sub-let by, held on licence from or occupied with the authority of the Company forms part of Schedule 2 to the Agreement and is reproduced as Disclosure Document 4.9

                              A list of Properties which are occupied in part by the Company but in respect of which part is sub-let, held on licence or occupied with the authority of the Company is reproduced as Disclosure Document 4.10

Paragraph 4.8                 All matters contained or referred to in the
                              Certificates of Title are disclosed

                              Notices received by the Company relating to dilapidations, alleged breaches of repairing obligations and other breaches of covenants contained in the leases of the Properties are reproduced as Disclosure Document 4.11 (hereinafter referred to in this Disclosure Letter as "the Bundle of Notices")

                              In relation to Store Number 1336 - Unit 39 The Mander Centre Wolverhampton, which is vested in Tandy Corporation, notice under section 17 of the Landlord and Tenant (Covenants) Act 1995 has been served by Prudential Portfolio Managers Limited as agents for the Prudential Assurance Company Limited claiming arrears at the date of the notice of (Pounds)43,818.79 in respect of rent and service charge. Further interest and arrears may accrue. Copies of the notice and relevant correspondence are reproduced as Disclosure Document 4.14

                              In relation to Store Number 1262 - Unit 36
                              Marketgate Shopping Centre, Wigan a letter before action was received by the Company on 21 January 1999 from Dibb Lupton Alsop on behalf of the landlords Sun Life Assurance Society Plc claiming (Pounds)36005.25 arrears of rent and service charge. Copies of the letter before action and statement of arrears prepared by St Quintin are reproduced as Disclosure Document 4.15

                              All matters contained or referred to in the Documents of Title and the Bundle of Notices are disclosed

                              The Company has permitted parties to occupy the whole or parts of the following Properties without the consent of the respective reversioners:

                                   Store Number 4589 - Barnet

                                   Store Number 1665 - Gravesend

                                   Store Number 4692 - Regent Street London

                                   Store Number 4587 - West Ealing

                                   Store Number 4321 - Market Street
                                   Wolverhampton

                              Matters contained or referred to in the Schedule of Matters in Hand are disclosed

                              Information in relation to all breaches of obligations in relation to dilapidations or otherwise connected with the state and condition of the Properties revealed by the reports of Lambert Smith Hampton to Buyer are disclosed

                              Store Number 4347 - 12 Park Walk Kingfisher Centre Redditch Hereford & Worcester has been sub-divided without the necessary consent of the reversioner

                              Whilst the Company has not received formal complaint in respect of such matters other than as disclosed in the Bundle of Notices there will be instances where the state and condition of the Properties do not accord with the strict requirements of the relevant leases and instances of non-compliance with statutory requirements particularly as regards any consents required for roller shutters, the installation of air conditioning plant and equipment and signage

                              Correspondence as to alleged breach of a keep open covenant in respect of Store Number 4583 - 11 Chapel High Shopping, Brentwood, Essex is reproduced as Disclosure Document 4.16

                              Letter from Butler & Co to InterTAN UK Limited dated 20.1.1999 and copies of the documents mentioned in that letter are disclosed as Disclosure Document 4.17

Paragraph 4.9                 The disclosures in relation to paragraph 4.8 are
                              repeated

Paragraph 4.10                The disclosures in relation to paragraph 4.4 are
                              repeated

                              All matters contained or referred to in the Certificates of Title are disclosed

                              All matters contained or referred to in the Documents of Title are disclosed

                              Rear access to some of the Properties may not be enjoyed as of right or over publicly maintained roads

Paragraph 4.11                All matters contained or referred to in the
                              Information Sheet are disclosed

                              All matters contained or referred to in the Schedule of Matters in Hand and in the Bundle of Notices are disclosed

                              The disclosure in relation to paragraph 4.2 in respect of dilapidations at the Norwich property is repeated

                              The disclosures in relation to paragraph 4.8 in relation to the Mander Centre, Wolverhampton property and the Wigan property and the disclosures in relation to paragraph 4.2 in respect of the properties at Granada Tamworth, Granada Trowell, Halesowen and Hanley are repeated

                              In respect of Store Number 1614 - 254 Streatham High Street, London SW16 there are arrears of rent due from the party in occupation and copies of correspondence in relation to these arrears are reproduced as Disclosure Document 4.20

                              Details of leases previously held by the Company which have expired form part of Schedule 2 to the Agreement and that list is reproduced as Disclosure Document 4.18.

                              A list of the leases previously vested in the Company but now assigned forms part of Schedule 2 to the Agreement and is reproduced as Disclosure Document 4.19.

Paragraph 4.12                The disclosures in relation to paragraph 4.8 are
                              repeated

                              In the absence of written evidence of the terms in relation to the temporary storage at Merry Hill, no assurance can be given as to the circumstances in which the owner of the property might be able to retake possession or terminate the current arrangement

                              Any notices to quit, break notices or other notices relating to termination of possession or occupation revealed in the Bundle of Notices are disclosed

                              Any matters contained or referred to in the Schedule of Matters in Hand are disclosed

Paragraph 4.14                The Seller is not aware of any notice alleging
                              breach of planning obligations in relation to user save any which may be included in the Bundle of Notices. The lawful use of some of the Properties arises from long user rather than specific planning permission

                              Matters relating to planning contained or referred to in the Certificates of Title are disclosed

Paragraph 4.15                In relation to Store Number 1402 - 5 Badmington
                              Road, Downend, Bristol the roller shutter has not been removed despite the failure of the appeal against the refusal for planning permission.
                              Further details are disclosed in the Certificate of Title in relation to this Property

Paragraph 4.16                All matters relating to planning contained or
                              referred to in the Certificates of Title are disclosed

                              The disclosure in relation to paragraph 4.15 is repeated

                              All notices or other documents relating to planning matters contained in the Bundle of Notices are disclosed

                              There will be in relation to certain Properties breaches of planning obligations particularly in relation to matters such as the installation of air conditioning plant and equipment, roller shutters and signage

                              Matters disclosed in relation to paragraphs 4.8 and 4.9 (in so far as they could relate to planning matters) are repeated


Paragraph 4.19                All notices contained in the Bundle of Notices are
                              disclosed

Paragraph 4.20                The disclosure in relation to paragraph 4.15
                              regarding the roller shutter at Downend, Bristol is repeated

                              The disclosure in relation to paragraph 4.8 in respect of the sub-division of the store at Redditch is repeated

                              Whilst the Seller is not aware of any formal notice of complaint which is not included in the Bundle of Notices at certain Properties there will be works such as the installation of air conditioning plant and equipment, roller shutters and signage in respect of which all requisite consents under the Planning Acts may not have been obtained

Paragraph 4.22                All matters contained or referred to in the Bundle
                              of Notices, the Information Sheet and the Certificates of Title are disclosed

Paragraph 4.23                Whilst this warranty is intended to relate to
                              licensing matters affected by the Licensing Acts
                              1964-1988 in case it is construed as applying to licences relating to property matters in general then licences granted to or by the Company or otherwise affecting the Properties under the terms of the Company's leasehold interests or sub-leases, licences to occupy or other forms of authorisation granted by the Company which are disclosed in the Documents of Title are disclosed

Paragraph 4.24                All matters contained or referred to in the Bundle
                              of Notices are disclosed

                              Matters disclosed in relation to paragraph 4.20 are repeated

                              All matters relating to the state and condition of the Properties which might be affected by any statutory provision or give rise to any statutory obligation are deemed disclosed

Paragraph 4.25                Not all of the Properties are served by gas

                              References in this warranty to "a building" shall be construed as including any parts of an estate or complex of which the Property forms part

                              All matters contained or referred to in the Documents of Title and the Certificates of Title are disclosed

                              Any limitation on the warranty as to the availability of services which is apparent from inspection and survey is disclosed

Paragraph 4.26                Where under the terms of the leases under which
                              the Company holds the Properties insurance is an obligation of the landlord, the Company does not have copies of the relevant insurance policies or certificates and relies upon the covenants on the part of the landlord in relation to insurance contained in the leases. A schedule of premium payments and details of insurance periods are reproduced as Disclosure Document 4.21 (and are referred to in this Disclosure Letter as "the
                              Insurance Schedule")

Paragraph 4.27                This warranty should be construed in the light of
                              leases, tenancies, licences and agreements relating to the Properties having been disclosed in the Documents of Title rather than by virtue of details being contained in this Disclosure Letter

Paragraph 4.28                All matters contained or referred to in the
                              Information Sheet are disclosed together with all matters in the schedule of service charges which are reproduced as Disclosure Document 4.22. Sums referred to in the schedule of accruals reproduced as Disclosure Document 4.23 are estimates prepared by the Company for its own purposes of possible liabilities in relation to rents to be paid in future pending conclusion of negotiations for lease renewal or pending settlement of pending rent reviews. No warranty is given as to the accuracy of this information.

                              Correspondence in relation to outstanding rent at Store Number 4262 -31b Marketgate Shopping Centre, Wigan is reproduced as Disclosure Document 4.24

                              Please see the disclosure as against paragraph 4.8 in relation to arrears of rent at Mander Centre, Wolverhampton

Paragraph 4.29.3              Matters disclosed in relation to paragraphs 4.8,
                              4.9, 4.11 and 4.12 and otherwise in relation to matters of breach of any of the terms of the leases are repeated

Paragraph 4.29.4              The disclosure in relation to the Insurance
                              Schedule is repeated

Paragraph 4.30                The disclosures in relation to paragraph 4.8 are
                              repeated

Paragraph 4.32                Copies of arrears due to the Company in respect of
                              Store Number 4502 - 157 Dunstable Road, Luton are reproduced as Disclosure Document 4.25 and details of arrears due to the Company at Store Number
                              1614 - 254 Streatham High Street, London SW16 as contained in copies of correspondence (including details of the circumstances in which the Company has refused to accept rent) are reproduced as Disclosure Document 4.26

                              Arrears of rent in respect of Store Number 1336 - Unit 39 The Mander Centre, Wolverhampton disclosed in relation to paragraph 4.11 could constitute arrears due to the Company should the Company elect to take an overriding lease under the terms of the Landlord and Tenant (Covenants) Act 1995

Paragraph 4.33                Correspondence in relation to the rent review at
                              Store Number 1565 - 197 Kensington High Street,
                              Kensington, London W8 is reproduced as Disclosure
                              Document 4.27 and correspondence in respect of Store Number 1586 - 295 High Street, Hounslow
                              Central, Hounslow is reproduced as Disclosure
                              Document 4.28

                              All matters relating to rent review notices contained in the Bundle of Notices are disclosed

Paragraph 4.34.3              Disclosures relating to subsisting breaches of the
                              payment of rents or other sums due to the Company are repeated. The state or condition of the Properties may not constitute full compliance with the Company of any covenants by it as landlord as to repair, compliance with statutory obligations or compliance with headlease provisions

Paragraph 4.34.4              Previous disclosures as to arrears of sums due the
                              Company are repeated

Paragraph 4.34.5              Previous disclosures as to arrears of sums due the
                              Company are repeated

Paragraph 4.35                The list of leases formerly vested in the Company
                              but which have been assigned form part of Schedule
                              2 to the Agreement and are reproduced as Disclosure Document 4.19

Paragraph 4.36                Any notices contained in the Bundle of Notices
                              relating to compliance with Environmental Laws are disclosed

PARAGRAPH OF SCHEDULE 3                           Disclosure
-----------------------                           ----------


          5.1 - Charges or other encumbrances relating to a loan facility granted to members of Seller's Group by Bank of America and other lenders have been granted as contained in Disclosure Documents 7.16-
                              7.19 and 7.96.

                              - Certain equipment used by the Company is leased and not owned by the Company. Disclosure Document
                              5.14 contains details of payments and contract expiry dates for all equipment leases relating to such equipment.

                              A schedule of leased vehicles as at 20 January 1999 is reproduced as Disclosure Document 5.1. The terms of vehicle and other equipment leases are reproduced as Disclosure Documents 5.2-5.9, 5.11, 5.12, 5.13, 5.15 and 5.16. Disclosure Document
                              5.10 is a Lease Purchase Agreement for 2 fork-lift trucks.

                              - The Company leases two water coolers from Blue
                               Mountain Water.

                              - Vehicles used by Tibbett and Britten are not owned by the Company.

                              - Certain hardware items used by the Company are not owned by the Company but are leased from IBM UK Financial Services Limited. The Master Lease Agreement is reproduced as Disclosure Document
                              7.33. A Total System Lease Supplement is reproduced as Disclosure Document 7.94. An addendum to Section B of Disclosure Document 7.94, described as a Revised Asset Listing, is reproduced as Disclosure Document 7.80. IBM Standard Terms and Conditions (references to which can be found in Disclosure Documents 7.33 and 7.93) are reproduced as Disclosure Document 7.67. Modifications to those IBM Standard Terms and Conditions are disclosed at Disclosure Document 7.35.

                              Purchases of computer hardware have been made and that hardware has been transferred pursuant to the IBM Master Lease and leased back to the Company. These are purchases from Rank Xerox Limited (Disclosure Documents 7.70, 7.71 and 7.72). Disclosure Document 7.80 shows all assets assigned pursuant to the IBM Master Lease as at 3 November 1998.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          5.1 - The Company has a Hardware Supply and Software Supply Agreement with CS Retail for the Point of Sale Software (Disclosure Document 7.40) financed under a Lease Agreement with Lombard Business Equipment Leasing. Terms of this are disclosed at Disclosure Documents 7.41 and 7.42.

                              - Orange Airtime Vouchers, are paid for on consignment.

                              - The Company is paying for the hire charges for Neil Morris' (Tibbett and Britten's site manager) lease car. A copy of a letter from Tibbett and Britten explaining the Company's liability is reproduced as Disclosure Document 7.6.

                              - A number of equipment leases contain clauses which state that the location of the goods cannot be changed or that the consent of the lessor is required to change the location including those set out in Disclosure Documents: 5.10, 7.33, 7.34, 7.41, 7.44 and 7.46.

          5.2 - In the normal course of trading, the Company permits certain suppliers and dealers to set-off against amounts owing by them to the Company amounts which the Company owes to them in accordance with contractual arrangements between those respective parties. For example, in the sale of mobile phones, advertising costs, sales incentives and activation rebates are sometimes set-off.

          5.3 - Notices of trade mark infringement have been received by the Company but these have all been resolved and so far as Seller is aware the Company has no outstanding liability in connection with such notices.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          6.2.1 - The corporation tax computations up to 30 June 1995 have been agreed with the Inspector of Taxes. The tax computations for the periods to June 30 1996 and 1997 are both subject to negotiation with the inspector.

          6.2.3 - There was a Customs review involving the potential payment of Customs back duty, with an estimated maximum value of (Pounds)150,000. A letter has been received from HM Customs and Excise stating that no legal proceedings will be taken (Disclosure Document 11.3).

          6.3.2               - This Warranty is subject to Clause 6.10.9 of the
                              Agreement.

          6.4.1 - Most of the properties of InterTAN UK are short lease properties. As such they "tax depreciate" in accordance with tax legislation.

                              - There are gains rolled over into property at Leamore Lane, Walsall of (Pounds)186,447.

                              - There are gains held over of (Pounds)101,124. It is intended to roll these over.

          6.5.1 - The Company has disclaimed or not claimed capital allowances in the previous periods due to its loss-making position. This has resulted in decelerated capital allowances i.e. a deferred tax asset. The amounts involved are:-

                              Corporation Tax Computation          (Pounds)
                              ---------------------------          --------

                              31 May 1994                          1,001,219
                              30 June 1995 (13 months)             1,188,916
                              30 June 1996                         1,498,966
                              30 June 1997                         1,667,434

                              Capital allowances were last claimed in the computation for the 12 months ended 31 May 1993; however, capital allowances could still be claimed for the years ended 30 June 1996 and 30 June 1997 and the amounts shown are therefore only provisional.


          6.7.2               - This Warranty is subject to Clause 6.10.9 of the
                              Agreement.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          6.7.4 - Due to the Company's present loss making position, whilst ACT will be available for offset, it is not foreseen that this ACT will be recoverable in the near future due to the loss making position of the Company.

          6.11.2 - The Isle of Man branch has had an estimated tax assessment raised on estimated profits. This is currently being appealed by PricewaterhouseCoopers Isle of Man office. A copy of the assessment is attached as Disclosure Document 6.24

          6.13 - The Buyer is referred to the disclosure set out against 6.2.3.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          7.1 - Disclosure Document 7.101 lists written contracts to which the Company is a party and which are of the kind described in Warranty 7.1. Copies of each of these contracts are contained in the Disclosure Documents. Further information regarding some of those contracts is set out in the remainder of this paragraph 7.1.

                              - The Company has an Authorised Dealer Agreement with Sony (Disclosure Document 7.90) pursuant to which, the Company is permitted, subject to the restrictions in the agreement, to advertise and provide sales and after-sales service as an authorised dealer of Sony in authorised outlets, as listed in a Schedule 1. Whilst a schedule of authorised outlets is not annexed to the agreement, all Tandy shops in the UK operate in practice as authorised outlets.

                              - In certain cases, goods or services are being supplied to or by the Company even though no written agreement has been signed by the Company in relation to such supplies. Whilst written contracts, as listed below, have been sent to the Company by the relevant suppliers, these contracts have not been executed by or on behalf of the Company. So far as Seller is aware the terms on which the Company transacts business with those suppliers is not materially and adversely (for the Company) different from the terms contained in the documents listed below;

                              a) 2 contracts with British Sky Broadcasting (Disclosure Documents 7.83 and 7.84)

                              b)  ONdigital (Disclosure Document 7.85)

                              c)  Young and Rubicam Limited (Disclosure
                                  Documents 7.86)

                              d) McCanns-Weber PR Services (Disclosure Document 7.81)

                              e) Yorkshire Electricity PLC (Disclosure Document 7.82). Whilst this contract has not been signed, a Letter of Intent covering the subject matter was signed by the Company and is reproduced as Disclosure Document 7.4

                              f)  The Company has not signed Schedule 4
                                  (Prestige Product Addendum) of the Authorised Dealer Agreement with Sony (Disclosure Document 7.90) but has signed the agreement in all other places

                              g) Supply Contract between Checkpoint Systems UK Limited and the Company (Disclosure Document 7.91)

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          7.1 - A letter of intent (signed by both parties, but expressed as being subject to contract by Granada) and associated correspondence between the Company and Granada for the location of Tandy stores at Tamworth and Trowell service stations is reproduced as Disclosure Document 7.5. These stores have subsequently been opened even though no additional written contract has been signed by the parties in relation to this. The Company has indicated interest in a further 12 further locations for Tandy stores. Again, no written agreement has been concluded between the parties in relation to this. Disclosure Document 7.88 is a copy of a schedule of the 12 proposed stores given to Granada by the Company.

                              - The Company is distributing Internet CD Rom discs on behalf of Cable and Wireless. Cable and Wireless agree to pay the Company (Pounds)7 for each Internet Lite Customer that registers using a disc distributed by the Company. There is no written contract in relation to this, but a letter sent to the Company on 14 December 1998 outlining the terms is reproduced as Disclosure Document
                              7.92. So far as Seller is aware the terms on which the Company distributes such discs are not materially and adversely (for the Company) different from the terms in such letter.

                              - Disclosure Documents 7.99 and 7.100 a list of all open purchase orders at 20 January 1999. Purchase orders are not terminable without the consent of the supplier.

          7.2 - A loan facility exists between the Company, Seller, InterTAN Canada Ltd, Bank of America Canada, Bank of America N.T. and S.A. (London England Branch Office) and the Lenders (as defined in that agreement), containing various guarantees and debentures. Documentation relating to the loan facility is contained in Disclosure Documents 7.16-7.19, 7.26, 7.27 and 7.96.

                              - The Company, as a member of Sellers' Group, has benefited from letters of credit in favour of suppliers and HM Customs and Excise and a bond in favour of suppliers. These will cease to be available to the Company on Closing.

                              - Liens may arise in the ordinary course of business in favour of the Company's repair shop over customers goods left at that shop for repair.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          7.3 - Joint and several guarantees, indemnities and other obligations are contained in the following
                              Agreements:

                              Merchandise Agreement (Disclosure Document 7.14) Bank of America Loan Agreement (Disclosure Documents 7.16-7.19, 7.26, 7.27 and 7.96)

                              - All the vehicle leases contain indemnities against loss or damage caused by use of the vehicle.

                              - Contractual indemnities are also provided in software licences and other contracts disclosed to Buyer including the Program License Agreements with KV Computer Services (Disclosure Documents 7.43-7.46). The Buyer is also referred to the disclosures set out against 9.1 and 9.2 in respect of the agreement between Tibbett and Britten and the Company.

                              - Terms may be implied into contracts made by the Company pursuant to the Sale of Goods Act 1979, the Supply of Goods and Services Act 1982, the Consumer Credit Act 1974 and other consumer protection legislation.

                              - The Company operates extended warranty packages for electronic equipment sold by the Company as agent for several insurers. See Disclosure Documents 7.50, 7.51 and 7.52.

          7.4 - During September 1998 and November 1998, the Company operated a scheme whereby staff are able to buy PC's at cost price and pay 12 interest free monthly deductions from salary. A pro-forma of the agreement signed by staff is reproduced as Disclosure Document 7.54. A list of all staff who have accepted this offer is reproduced as Disclosure Document 9.26. A schedule showing the balance outstanding from each employee is reproduced at Disclosure Document 9.39

                              - The Company, as a member of Seller's Group, has benefited from letters of credit in favour of suppliers and HM Customs and Excise and a bond in favour of suppliers. These will cease to be available to the Company on Closing.

                              - The Company has pursuant to a letter dated the date of this Disclosure Letter agreed to advance monies to Bank of America N.T & S.A. in respect of interest in the sum of (Pounds)2048.44 less a deduction of (Pounds)136.56 to be paid to the Inland Revenue as described in that letter which is attached at Disclosure Document 7.102

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          7.5 - The Company has entered into an Electricity Project Agreement with C&R Associates, which involves a group purchasing scheme. (Disclosure Document 7.11)

                              - The Company operates 6 stores as joint ventures with the manager as described in paragraph 7.1 of this letter. Copies of the agreements are contained at Disclosure Documents 7.59 to 7.65.

                              - The Company has entered into an Authorised
                              Dealer Agreement with Sony (Disclosure Document 7.90) which gives Sony rights regarding the advertising, sales and after-sales service of the products as set out in that agreement.

                              - The Company has entered into contracts with Yorkshire Electricity, Granada, British Sky Broadcasting, ONdigital, Vodafone, Motorola, Samsung and Cable and Wireless as described in paragraph 7.1 and 7.8 of this letter.

          7.6 - It is possible that offers of employment may have been made by stores mangers to sales assistants in the ordinary course of business and that these have not yet been accepted or have been accepted but employment has not yet commenced.

                              - Disclosure Documents 7.99 and 7.100 show the number of open purchase orders as at 20 January 1999. Purchase orders are not terminable without the consent of the supplier.

          7.7                 - The disclosures at 7.4 are repeated.

                              - Disclosure Documents 7.14 (Merchandise
                              Agreement), 7.15 (Licence Agreement) 7.31 (Master Sales Agreement) and 7.28 (Advertising Agreement) were made intra group and therefore may not be on open market terms.

          7.8 - In connection with the agreement between the Company, Uniqueair Limited and Vodafone Limited (Disclosure Documents 7.13 and 7.49) relating to the sale by the Company of mobile phones using the Vodafone network, the Company met recently with Vodafone and targets for the year from April 1998 to March 1999 were presented to the Company (Disclosure Document 7.97). In previous years the Company may not always have met targets which under the agreement would have given Vodafone the right to withdraw marketing support or seek reimbursement of merchandising support. However, both

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          7.8 continued at agreed levels. From April 1998, it is possible that Vodafone has had the right to withdraw marketing support because, either 100% target has not been achieved for 3 consecutive months or Vodafone total market share has fallen marginally below 50% in any one month. However, total sales for year-to-date have already exceeded the target of 55,750 units for the complete year. Vodafone have not indicated to the Company any intention to withdraw marketing support.

                              - The Company entered into an agreement with Uniqueair and Motorola, which is not signed or dated on its face, but commenced in August 1996 (Disclosure Document 7.47) under which the Company agrees to use its reasonable endeavours to give Motorola a 40% share of handsets and pagers within Tandy stores, rising to 50% during the term of the agreement. These targets have not always been met possibly in material breach of the contract.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          8.1 - The Company provides permanent disability insurance to employees (reproduced at Disclosure Document 8.25). This is insured with Generali. Details of the benefits available are outlined in the Pension Scheme booklet at Disclosure Document
                              8.21. The Company also provides life assurance cover for employees who elect to join the Pension Scheme. Those who are not eligible for immediate membership of the Pension Scheme are nevertheless eligible for life assurance cover if they register for membership of the Pension Scheme on joining the Company. Buyer is also referred to the disclosure against 10.1

          8.4 - The continuation of retirement benefits may be an express or implied contractual term of each employee's contract of employment.

          8.5 - In March 1995, the previous managing director, John Sayers left the employment of the Company. As part of an agreement with him, the Company paid into the InterTAN UK Pension Scheme a contribution to provide benefits for him. This Agreement is disclosed as Disclosure Document 9.17.

          8.6 - A note given to staff detailing the increase to contributions to the Pension Scheme is reproduced as Disclosure Document 8.5.

                              - Fees for the recent actuarial valuation and routine administrative fees owed to Sedgewicks are still outstanding.

          8.8 - All such Documents are contained within Disclosure Documents 8.1 to 8.25 except the Life Insurance Scheme connected to the Pension Scheme which is reproduced as Disclosure Document 10.5.

          8.12 - Part time employees of the Company have been eligible for membership of the Pension Scheme since 6 April 1993. Buyer is referred to the Pension Scheme rules at Disclosure Document 8.1. Benefits for members of the Pension Scheme were equalised with the exception of Guaranteed Minimum Pensions on 6 April 1996. Details of the equalisation are contained in the Pension Scheme rules at Disclosure Document 8.1 and the announcements to members at Disclosure Documents
                              8.14 and 8.15.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

          9.1 - All employees of the Company are employed under terms and conditions disclosed at Disclosure Documents 9.4, 9.5 and 9.27 except Andrew Fryatt and F McHugh whose contracts of employment are reproduced as Disclosure Documents 9.23 and 9.24. Details of remuneration and benefits payable by the Company to E Eldridge are contained in Disclosure Document 9.15. A copy of the Head Office and warehouse staff induction booklet is reproduced at Disclosure Document 9.28 and includes details of the Company's health and safety policy, sickness policy, holiday policy, training policy and the sports and social clubs.

                              - Disclosure Document 9.36 is a schedule of all employees as at 18 January 1999. It contains details of salaries, wages, membership of the Pension Scheme, membership of the stock purchase plan, company car beneficiaries and dates of commencement. Additional information concerning employees is also contained in Disclosure Documents 9.2, 9.13 and 9.21. Document 9.2 also contains details of actual bonuses paid to senior managers in the 1998 financial year and potential bonuses payable in the 1999 financial year.

                              - The Company provides permanent disability insurance to employees (reproduced at Disclosure Document 8.25). This is insured with Generali. Details of the benefits available are outlined in the Pension Scheme booklet at Disclosure Document
                              8.21. The Company also provides life assurance cover for employees who elect to join the Pension Scheme. Those who are not eligible for immediate membership of the Pension Scheme are nevertheless eligible for life assurance cover if they register for membership of the Pension Scheme on joining the Company. Buyer is also referred to the Disclosure against 10.1

                              - Staff were during the latter part of 1998 entitled to buy computers from the Company and pay a monthly rate which is deducted from their salary. A pro-forma agreement is reproduced at Disclosure Document 7.54 and a list of all staff who have taken up this offer is reproduced at Disclosure Document 9.26. This offer closed at the end of November 1998. Disclosure Document 9.39 lists the outstanding balance for all those who have taken up the staff computer offer.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------


        9.1 - A list of all Company car holders is reproduced at Disclosure Document 9.36. Where an individual has elected to take a cash alternative, this is shown on the table. Company Car Scheme rules are reproduced at Disclosure Document 9.25. Paul Haylock is due to join the Company on 22 February 1999 and has elected to take a cash allowance instead of a car.

                              The Company pays for all petrol used by the directors of the Company for running their company cars.

                              - Disclosure Documents 9.11 and 9.12 set out details of two stock option plans for employees of companies within the InterTAN, Inc. group. Such options relate to shares in Seller. Employees of the Company who hold vested options which have not yet been exercised are generally entitled to exercise those options under the terms of the plan within 3 months of Closing. The board of directors of Seller have agreed to extend the exercise period of 3 months to 12 months and stated that all options granted to the end of 1997 will be allowed to fully vest. Options granted since 1997 will be forfeit. Other than the exercise of vested options, no employees of the Company will have any rights to participate in the stock option plans after Closing. Disclosure Document 9.29 contains details of all employees who hold outstanding options.

                              Disclosure Document 9.10 outlines details of the InterTAN, Inc. Stock Purchase Programme. Employees of the Company will not be allowed to purchase stock in Seller under the Stock Purchase Programme after Closing.- The Company entered into an agreement, dated 29th September 1995 with Tibbett and Britten Limited for the provision of transport and distribution services between the Company's premises and other destinations nominated by the Company. This agreement superseded a similar agreement with Rodan Transport Limited ("Rodan"). Employees of Rodan associated with the provision of the above mentioned services were transferred to Tibbett and Britten Limited on completion of the agreement and the Company agreed to indemnify Tibbett and Britten Limited in respect of certain liabilities. A copy of the agreement between the Company and Tibbett and Britten Limited is reproduced as Disclosure Document 7.7 in the attached schedule.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------


        9.1 - Whilst the Contract Management Agreement states that the relationship between contract managers and the Company shall be principal and independent contractor, contract managers may be deemed to be employees of the Company. With respect to this, Buyer is referred to the disclosures against 7.1.

                              - The Disclosure against 9.5 contains details of redundancy payments made by the Company.

                              - Details of bonus arrangements for sales staff, store managers, district sales managers and regional sales managers for the current financial year are contained in Disclosure Document 9.6. Details of payments made under the bonus arrangements to store managers, district sales managers and regional sales managers are at 9.38. From time to time the Company will also encourage the promotion of certain product lines by offering special commission on sales. These are known as SPIFFS and such arrangements last for finite periods at the Company's discretion- The Company has agreed to make bonus payments to certain of the Company's employees as described in paragraph
                              9.2 of this letter.

                              - Buyers employed by the Company have negotiated bonus arrangements whereby they are paid bonuses, dependant upon performance against specified targets on a monthly basis. Details of bonus arrangements for buyers and administrative supervisors are reproduced at Disclosure Document
                              9.37. Details of actual bonuses paid during the 1998 financial year and projected bonuses for the current financial year are contained in Disclosure Document 9.2.

                              - All employees are entitled to 10% discount at the Company's stores. At Christmas this is increased to 20%.

                              - At Christmas, Head Office and warehouse staff are each provided with a turkey and all store managers are given a (Pounds)5 gift voucher. This year, to celebrate the 25th anniversary of Tandy, all employees were given a (Pounds)25 gift voucher instead. Employees were also given a First Day Cover of Christmas stamps.

                              - The Company occasionally runs competitions to incentivise staff. 13 store managers, 2 district managers and a regional manager have each won a holiday to Florida in February 1999 at the Company's expense.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

        9.2 - Disclosure Documents 9.7 to 9.9 contain details of payments agreed to be made to A. Fryatt, F. McHugh and E. Eldridge on or after Closing.

                              - Letters to certain of the Company's employees detailing bonuses payable on Y2K compliance are reproduced as Disclosure Document 9.16.- Under the terms of the agreement reproduced as Disclosure Document 7.7 and referred to at 9.1 above, the Company has agreed to reimburse Tibbett and Britten Limited in respect of all costs associated with the termination of employment of the employees who transferred from Rodan in the event of termination of the agreement, with the exception of redundancy costs, of which the Company has agreed to pay a proportion.

                              - Salaries are normally reviewed in July.
                              Disclosure Document 9.22 is a schedule of all pay increases for January 1999 and contracts which have been extended.

        9.3 - Andrew Fryatt is entitled to receive 6 months' notice from the Company and must give 3 months' notice to the Company to terminate his employment contract.

                              - Disclosure Documents 9.7 to 9.9 contain details of payments agreed to be made to A Fryatt, F McHugh and E Eldridge in certain circumstances, after Closing, including if their contracts of employment are terminated within 24 months of Closing.

                              - Disclosure 9.5 contains details of redundancy payments that have been made by the Company since March 1997.

                              - Carolyn Harrison (imports manager) and David Fielding (district sales manager) have given notice to terminate their contracts of employment. Carolyn Harrison leaves on 12 February 1999. David Fielding has stated that he will bring a claim for constructive dismissal and a copy of his resignation letter is at Disclosure Document 9.33.

                              - Elsom Eldridge has expressed a wish to return to the United States after Closing. However he has not given notice to terminate his employment.

                              - The list at Disclosure Document 9.36 is a schedule of all employees as at 18 January 1999.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

        9.4 - The Company operates a staff association and all staff have a contractual right to membership. The object of the association is to act as a consultative body involved in all aspects of employee welfare.

        9.5 - There are three separate claims against the Company for unfair and constructive dismissal:-

                              a) Mr C Pandya has claimed unfair dismissal but
                                 has accepted a settlement of (Pounds)2000.
                                 Details of the settlement are at Disclosure
                                 Document 9.30;
                              b) Mr A Hussain has claimed constructive dismissal
                                 and this matter is listed for a hearing in mid-May 1999. If the Company were to lose this case, the maximum liability would be (Pounds)14,000 plus legal fees. Details of the claim are at Disclosure Document 9.31;
                              c) Mr Y Koffi has claimed unfair dismissal, even
                                 though he has been employed by the Company for less than 2 years. The Employment Tribunal has stayed the matter pending the European Court of Justices' decision in the case of R -v-
                                                                   -----
                                 Secretary of State for Employment Ex p.
                                 ---------------------------------------
                                 Seymour-Smith and Perez. Details of the claim
                                 ------------------------
                                 are at Disclosure Document 9.32.

                              Buyer is referred to the disclosure against 9.3 concerning Mr Fielding's allegation that he has been constructively dismissed.

                              - Employees of the Company whose position becomes redundant may be entitled to an enhanced redundancy payment if their average weekly earnings over the 13 weeks prior to their redundancy exceed the statutory limit on weekly earnings (currently (Pounds)220). For employees whose average weekly earnings have been in excess of the statutory limit, their redundancy payment is calculated based on their length of service and actual average weekly earnings. All other employees are entitled to statutory redundancy payment only. Example letters notifying employees of redundancy and outlining the calculation of their redundancy payment are at Disclosure Document 9.34. A summary of redundancy payments made by the Company as at 20 October 1997 is at Disclosure Document 9.35

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------


        10.1 - For the period 1998/9, the Company is insured under Seller's Group worldwide policy and UK specific policies, summaries of which are contained in Disclosure Document 10.31. In addition to 10.31, a schedule of Global property coverage is attached at Disclosure Document 10.1. Copies of all of the policies except Norwich
                              Union - Terrorism, Allianz Cornhill - property, Allianz Cornhill - Terrorism and Allianz Insurance Company - Property are included at Disclosure Documents 10.32 to 10.44.

                              In addition to the Insurance policies for 1998/9, copies of insurance policies for 1997/8 under which the Company may still be able to make a claim are attached at Disclosure Documents 10.16, 10.23, 10.24, 10.28, 10.29, 10.30 and 10.37.

                              In respect of employer's liability insurance and public and product liability insurance, claims may be made on policies for a number of preceding years. Due to their age, these policies cannot be disclosed but Seller accepts no liability in respect of claims made under them.

                              - Most group policies are financed through a premium finance agreement reproduced at Disclosure Document 10.12. UK policies are financed through a premium finance agreement reproduced at Disclosure Document 10.13.

                              - None of the group policies shown in Disclosure Document 10.31 will be available to the Company after Closing.

                              - The life insurance scheme connected to the Pension Scheme is reproduced as Disclosure Document 10.5. The Company also provides permanent disability insurance through Generali and Buyer is referred to the disclosure against 9.1 concerning this and life assurance.

                              - Some agreements including, in particular, all vehicle leases state that the Company must comprehensively insure the goods.

                              - The Company operates extended warranty packages for electronic equipment sold by the Company as agent for several insurers. See Disclosure Documents 7.50, 7.51 and 7.52.

PARAGRAPH OF SCHEDULE 3                           DISCLOSURE
-----------------------                           ----------

        11.1 - A schedule of all litigation involving the Company as at 6 October 1998 is reproduced as Disclosure Document 11.1.

                              - Summary details of trading standards
                              prosecutions and related issues for the past 24 months are reproduced as Disclosure Document 11.2

        11.2 - The Company has been in dispute with HM Customs & Excise. Details of this dispute are given in paragraph 6.2.3 of this letter.

                         INDEX OF DISCLOSURE DOCUMENTS
                         -----------------------------


1. Corporate Documents
----------------------

1.1   Certificate of Incorporation of InterTAN UK

1.2   Memorandum and Articles of Association of InterTAN UK

1.3   InterTAN UK Statutory Books (see separate file)

1.4   InterTAN UK Minute Book (see separate file)

1.5   InterTAN, Inc. 1998 Annual Report

1.6   Settlement Agreement between InterTAN, Inc. and InterTAN UK dated
      30.1.98

1.7   Copy Share Certificates

1.8   Consumer Credit Licence dated 06.09.89

1.9   Agreement between InterTAN Canada Limited and InterTAN UK dated
      30.11.97

2.  INFORMATION
--  -----------


No Documents

3.  FINANCIAL DOCUMENTS
----------------------

3.1   June 30 1997 Corporate Pack

3.2   June 30 1998 Corporate Pack

3.3   August 1998 Corporate Pack

3.4   June 30 1997 Blue Book

3.5   June 30 1998 Blue Book

3.6   August 1998 Blue Book

3.7   August 1998 Monthly Report

3.8   Gross Margin Report  for June 98 and for fiscal 98

3.9   List of loss-making stores

3.10  Accrued rent for month ending October 1998

3.11  Summary of aged debt report week ending 31.10.98

3.12  Accrued other expenses account 810330

3.13  Prepaid other expenses for October 1998

3.14  Advertising fund accounts summary

3.15  Return on Inventory for October 1998

3.16  Balance sheet 9.12.98

3.17  Inventory valuation summary as of 3.12.98

3.18  Department PI Summary dated 6.12.98

3.19  Summary of surrendered, sublet and assigned stores dated 3.12.98

3.20  Retail Portfolio Review

3.21  Dealer and direct sales cash generation for October 1998

3.22  Internal control report dated 30.6.98

3.23  Excess stock report

3.24  Warehouse performance measurements

3.25  Management Reports of the Company for the period ending December 31 1998

4.   PROPERTIES AND ENVIRONMENTAL
------------------------------

4.1      Schedule of Matters in Hand

4.2      Letter of Intent

4.3      Agreement for Lease for Store Number 1312

4.4      Replies to Enquiries

4.5      Letter: Butler & Co. to Warner Cranston dated 21.1.1999

4.6      Information Sheet

4.7      Documents of Title

4.8      Properties Vested in Tandy Corporation or InterTAN Canada Ltd.

4.9 Properties Sub-Let by, Held on Licence From, or Occupied with the Company's Authority

4.10 Properties Occupied in Part by the Company but Sub-Let, Held on Licence or Occupied with the Company's Authority

4.11     Bundle of Notices

4.12     No Document

4.13     No Document

4.14     Notice and Correspondence for Store Number 1336

4.15     Statement of Arrears and Correspondence for Store Number 1262

4.16     Correspondence as to Alleged Breach for Store Number 4583

4.17     Letter: Butler & Co. to InterTAN (UK) Ltd. dated 20.01.1999

4.18     Leases previously vested in the Company

4.19     Leases previously vested in the Company and now Assigned

4.20     Correspondence as to Arrears for Store Number 1614

4.21     Insurance Schedule

4.22     Schedule of Service Charges

4.23     Schedule of Accruals

4.24     Correspondence as to Outstanding Rent for Store Number 4262

4.25     Correspondence as to Arrears for Store Number 4502

4.26     Correspondence as to Arrears for Store Number 1614

4.27     Correspondence as to Rent Review for Store Number 1565

4.28     Correspondence for Store Number 1586

5. OTHER ASSETS
---------------

         VEHICLE LEASES

5.1      List of Leased Vehicles as at 20 January 1999

5.2 Master Contract Hire Agreement between Autolease Limited and InterTAN UK dated 9.12.93

5.3 Addendum to Master Contract Hire Agreement between Autolease Limited and InterTAN UK dated 18.10.95

5.4 Schedule to Master Contract Agreement between Autolease Limited and InterTAN UK dated 14.9.98

5.5 Master Contract Hire Agreement between InterTAN UK and Rover Finance Limited, Rover Acceptance Limited, Rover Leasing Limited, Rover Credit Limited dated 31.8.96 with explanatory notes

5.6 Schedule to Master Contract Hire agreement between Rover Finance Limited and InterTAN UK dated 12.7.96

5.7 Agreement between Brooklyn Vehicle Contracts Limited and InterTAN UK dated 1.8.97

5.8      Agreement between Lombard North Central and InterTAN UK -  undated

5.9      Agreement between Ryland Multifleet Limited and InterTAN UK dated
         5.6.96

5.10 Lease Purchase Agreement between Lombard North Central PLC and InterTAN UK dated 14.10.97

         OTHER EQUIPMENT LEASES

5.11     Agreement between British Linen Finance Limited and InterTAN UK dated
         1.12.97 and associated correspondence

5.12 Unsigned Agreement between First National Leasing and InterTAN UK - undated

5.13 Unsigned Agreement between First National Leasing and InterTAN UK - undated

         SUPPLEMENTAL DOCUMENTS

5.14     Schedule of lease obligations and other commitments

5.15 Minimum Period Rental Agreement between InterTAN UK Limited and Xerox Finance Limited dated 29.09.95.

5.16 Fixed Term Hire Agreement for hire of security equipment from Central and Closed Circuit Limited dated 20.8.96

6. TAXATION
-----------

6.1      VAT Return dated 29.6.98

6.2      VAT Return dated 27.3.98

6.3      VAT Return dated 24.12.97

6.4      Letter to HM Customs and Excise dated 16.10.97 Re: Misdeclaration of
         VAT

6.5      Letter to HM Customs and Excise dated 22.10.97 Re: Misdeclaration of
         VAT

6.6      VAT Notice of Voluntary Disclosure dated 21.11.97

6.7      Letter to HM Customs and Excise dated 16.1.98 Re: Voluntary disclosure

6.8      VAT Notice of Assessment dated 27.1.98

6.9      Letter from Inland Revenue to Price Waterhouse dated 24.02 97 Re:
         Revised Computations

6.10     Directors' Report and Accounts dated 30.06 95

6.11     Corporation Tax Return 01.06.94 - 31.05.95

6.12     Corporation Tax Return 01.06.95 - 30.06.95

6.13     Corporation Tax Computation for 13 months ending 30.06 95

6.14 Correspondence between PricewaterhouseCoopers (formerly Price Waterhouse) and Inland Revenue re Return for year ended 06.06.96 comprising:-

         6.14.1    Letter from Inland Revenue to Price Waterhouse dated 23.07.97

         6.14.2    Letter from Inland Revenue to Price Waterhouse dated 05.08.97

         6.14.3    Letter from Inland Revenue to Price Waterhouse dated 07.10.97

         6.14.4 Letter from Price Waterhouse to Inland Revenue with enclosure dated 22.08.97

         6.14.5    Letter from Inland Revenue to Price Waterhouse dated 03.09.97

         6.14.6 Letter from Price Waterhouse to Inland Revenue dated 11.11.97 with enclosed extracts of InterTAN Inc annual reports

         6.14.7    Letter from Inland Revenue to Price Waterhouse dated 10.12.97

         6.14.8    Letter from Inland Revenue to Price Waterhouse dated 28.01.98

         6.14.9    Letter from Price Waterhouse to Inland Revenue dated 24.02.98

         6.14.10   Letter from Inland Revenue to Price Waterhouse dated 08.04.98

         6.14.11   Letter from Price Waterhouse to Inland Revenue dated 01 05 98

         6.14.12   Letter from Inland Revenue to Price Waterhouse dated 20.05.98

         6.14.13 Letter from PricewaterhouseCoopers to Inland Revenue dated 14.08.98

         6.14.13 Letter from Inland Revenue to PricewaterhouseCoopers dated 07.09.98

6.15     Certificate of Deduction of Income Tax dated 19.11.95

6.16     Corporation Tax Return 01.07.95 - 30.06.96

6.17     Corporation Tax Computation for year ended 30.06.96

6.18     Corporate Pack - United Kingdom for period ending 30.6.96

6.19     Directors' Report and Accounts dated 30.06.96

6.20 Letter from Inland Revenue to Price Waterhouse dated 05.08.98 Re: Year Ended 30.06.97

6.21     Corporation Tax Return 01.07.96 - 30.06.97

6.22     Corporation Tax Computation for year ended 30.06.97

6.23     Directors' Report and Financial Statements dated 30 June 1997

6.24     Isle of Man Government Non-Resident Default Assessment Notice dated
         26.11.98

7. CONTRACTS AND COMMITMENTS
----------------------------

         GENERAL

7.1      Distribution

7.2      Tandy Customer Segmentation Charts

7.3      Buying and Negotiation Process

7.4      Yorkshire Electricity Letter of Intent dated 20 March 1998

7.5 Granada Letter of Intent dated 28 May 1998 and associated correspondence

7.6      Letter Tibbett and Britten to InterTAN UK Limited dated 4.6.98. Re:
         Lease Car Capital Proposal

7.7      Agreement between InterTAN UK Limited and Tibbett and Britten dated
         29.9.95

7.8      Agreement between Beneficial Bank PLC and InterTAN UK Limited dated
         7.4.97

7.9      Agreement between Beneficial Bank PLC and InterTAN UK Limited dated
         18.9.96

7.10     Letter from Beneficial Bank to InterTAN UK Limited dated 28.7.98

7.11     Agreement between C&R Associates and InterTAN UK dated 30.3.98.

7.12 Agreement between Cable and Wireless Communications Services Limited and InterTAN UK dated 20 May 1998 and associated correspondence.

7.13 Agreement between Uniqueair Limited, Vodafone Limited and InterTAN UK Limited dated 10.7.96 and associated letter and Statement of Direction

         OPERATING AGREEMENTS

7.14 Merchandise Agreement between InterTAN, Inc, InterTAN Canada Ltd, InterTAN UK Ltd, InterTAN Australia Ltd, Techtron Sales Corp. Pty. Ltd and Tandy Corporation and A&A International Inc. dated 15.10.93 and Amendments 1-5

7.15 Licence Agreement between Tandy Corporation and InterTAN UK Limited dated 4.11.93

7.16 Loan Agreement between InterTAN Canada Ltd, InterTAN UK Ltd, InterTAN, Inc, Bank of America Canada, Bank of America N.T.&S.A. (London England Branch Office) and The Lenders dated 22.12.97 and Rectification and Amendment No.1

7.17      Debenture between InterTAN UK Limited and InterTAN, Inc dated 30.12.97

7.18 Letter dated 26.01.98 from Lloyds Bank to Bank of America National Trust and Savings Association and attached Account Notice

7.19 Tabs 16-22 of Volume III of Bible of Documents for US Credit Facility comprising the following documents:

          TAB 16 - Trust Deed between Bank of America National Trust Savings Association and others dated 30 December 1997;
          TAB 17(A) - Mortgage of Units 1 and 2 Block 3 Wednesbury Trading Estate, Darlaston Road, Wednesbury, West Midlands between InterTAN UK Limited and Bank of America National Trust Savings Association dated 30 December 1997;
          TAB 17(B) Mortgage of Blocks 4 and 5 Wednesbury Industrial Estate, Darlaston Road, Wednesbury, West Midlands between InterTAN UK Limited and Bank of America National Trust Savings Association dated 30 December 1997;
          TAB 17(C) - Mortgage of land and premises at 28-30 Hall Street Dudley, West Midlands between InterTAN UK Limited and Bank of America National Trust Savings Association dated 30 December 1997;
          TAB 17(D) Mortgage of land on East Side of leamore Lane, Walsall, West Midlands between InterTAN UK Limited and Bank of America National Trust Savings Association dated 30 December 1997;
          TAB 18 - Syndicated Composite Guarantee and Debenture between InterTAN UK Limited and Bank of America National Trust Savings Association dated 30 December 1997;
          TAB 19 - Left Blank
          TAB 20 - InterTAN UK Limited Note dated 22 December 1997
          TAB 21 - Left Blank
          TAB 22 - Assignment Agreement to Bank of America Canada dated 30 December 1997

7.20      Left blank

7.21      Left blank

7.22      Left blank

7.23      Left blank

7.24      Left blank

7.25      Left blank

7.26      Guarantee Re: InterTAN UK Limited dated 22.12 97

7.27      Guarantee Re: InterTAN Inc dated 22.12.97

7.28 InterTAN Advertising Agreement between InterTAN, Inc, InterTAN Canada Ltd, InterTAN UK Ltd, InterTAN Australia Ltd and Tandy Corporation dated 1.1.95 and Amendments 1-3.

7.29      Left blank

7.30      Pro-forma Authorised Dealer Agreement

7.31 Master Sales Agreement between InterTAN UK, InterTAN, Inc and Tandy Corporation dated 31.12.95 and associated memo

7.32      Pro-forma Export Purchase Application and Agreement

          COMPUTER SYSTEMS

7.33 Master Lease Agreement MLA/008714 between IBM United Kingdom Financial Services Limited and Intertan UK dated 12.05.95

7.34 Software Licence between JDA Worldwide Inc and InterTAN UK Limited dated 22 March 1995

7.35 Letter from IBM stating modifications to Standard terms and Conditions dated 27.11.97

7.36      Left blank

7.37      Left blank

7.38      Left blank

7.39 Letter dated 16.05.95 signed by A F Barwood authorising payment of invoices under Supplement 31/51433 to Master Lease Agreement MLA/008714

7.40 Hardware Supply Agreement between CS Retail Systems Limited and InterTAN UK Limited dated 12.8.98

7.41 Master Hire Agreement between Lombard Business Equipment Leasing Limited and InterTAN UK Limited dated 6.9.94

7.42 Schedule to Master Hire Agreement between Lombard Business Equipment Leasing Limited -undated

7.43 Programme Product Licence Agreement between KV Computer Services and InterTAN UK Limited dated 20.1.97

7.44 Programme Product Licence Agreement between KV Computer Services and InterTAN UK Limited dated 20.1.97

7.45 Programme Product Licence Agreement between KV Computer Services and InterTAN UK Limited dated 20.1.97

7.46 Programme Product Licence Agreement between KV Computer Services and InterTAN UK Limited dated 20.1.97

          SUPPLEMENTAL CONTRACTS

7.47 Agreement between InterTAN UK Limited, Uniqueair Limited and Motorola Limited for retail distribution and sales of cellular communication equipment in the UK - Undated

7.48 Agreement between InterTAN UK Limited and Samsung Electronics (UK) Limited for the retail distribution and sales of cellular communication equipment in the UK. - marked as revised draft

7.49      Left blank

7.50      Tandy Care insurance leaflet with terms and conditions

7.51      Tandy Mobile Phone Warranty

7.52      Tandy Product Replacement Plan

7.53 Agreement between InterTAN UK Limited and Contract Security Options Limited dated 14.08.98

7.54      Staff Computer Offer - Pro forma order form

7.55      Left blank

7.56      Left blank

7..57     Notes of three meetings dated 24.3.98,14.05.98 and 12.06.987

7.58      Left blank

7.59      Contract Management Agreement for Store Number 1685 dated 11.07.97

7.60      Contract Management Agreement for Store Number 1550 dated 17.08.98

7.61      Contract Management Agreement for Store Number 3411 dated 20.08.98

7.62      Contract Management Agreement for Store Number 1346 dated 11.07.97

7.63      Contract Management Agreement for Store Number 1149 dated 07.07.97

7.64      Contract Management Agreement for Store Number 1117 dated 24.09.98

7.65      Contract Management Agreement for Store Number 1103 dated 15.09.98

7.66 Terms of Agreement between InterTAN UK Limited and Avco Trust Plc dated 10.11.98

7.67      IBM Standard Terms and Conditions - First Edition April 1990

7.68 Software Support Agreement between JDA Worldwide Inc.and InterTAN UK Limited dated 27.10.98 - Unsigned by JDA Worldwide Inc. and letter dated 27.05.98 from JDA International Limited to InterTAN UK Limited

7.69 Hardware and Software Maintenance Agreement between C.S. Retail Systems Limited and InterTAN UK Limited dated 12.08.98

7.70 2 Systems Products Purchase and Licence Agreement and 1 Systems Product Support Agreement between InterTAN UK Limited and Rank Xerox Limited - dated 11 September 1995 and August 21 1995.

7.71 Correspondence IBM UK Financial Services Limited to InterTAN UK Limited dated 27.8.98

7.72 Correspondence from InterTAN UK Limited to IBM UK Financial Services Limited dated 30.4.96 Re: Invoices 8740 and 8741 from Zerographic Systems Limited.

7.73 InterTAN UK Limited Internal Memorandum dated 15.8.95 Re: Current status of IBM/JDA lease.

7.74      Left blank

7.75 Initial Response to Requirements from The Computing Group Limited to InterTAN UK Limited dated 24.7.96

7.76 Correspondence from InterTAN UK Limited to IBM Financial Services Limited dated 25.11.96 Re: invoices 8740,9741 from The Computing Group

7.77 Assignment Agreement between InterTAN UK Limited, FSCK Limited and IBM Financial Services Limited dated 17.6.96

7.79 Correspondence from InterTAN UK Limited to IBM Financial Services Limited dated 30.04.96 Re: invoices 8740,9741 from FSCK Limited and attached invoice

7.80 Section B Addendum - Revised Asset Listing of assets on IBM Master Lease as at 03.11.98

7.81 Unsigned agreement between InterTAN UK Limited and McCann-Weber Public Relations Limited dated 27.8.98

7.82 Unsigned agreement between InterTAN UK Limited and Yorkshire Electricity Group Plc

7.83 Unsigned Retailer Agreements for approved retailers of British Sky Broadcasting

7.84 Unsigned Agreement between British Sky Broadcasting Limited and InterTAN UK Limited dated 23.10.98

7.85      Unsigned Agreement between ONdigital and InterTAN UK Limited sent on
          9.11.98

7.86 Unsigned Agreement between InterTAN UK Limited and Young and Rubicam Group Limited dated 5.3.97

7.87 Letter from Young and Rubicam Group Limited to InterTAN UK Limited dated 21.5.98

7.88      List of stores sent to Granada

7.89      Left blank

7.90 Authorised Dealer Agreement between InterTAN UK Limited and Sony dated 7 April 1997 and associated correspondence dated 6 May 1998

7.91 Draft Supply Agreement between Checkpoint Systems UK Limited and the InterTAN UK Limited

7.92 Letter Cable and Wireless Communications plc to InterTAN UK Limited date 14.12.98

7.93 Software Leasing Agreement between IBM UK Financial Services Limited and InterTAN UK Limited signed 25.4.95

7.94 Total System Lease Supplement between IBM UK Finance Limited and InterTAN UK Limited signed 25.4.95

7.95 Software Leasing Agreement between IBM UK Finance Limited, JDA International Limited and InterTAN UK signed by InterTAN UK 25.4.95

7.96 Purchase Option Agreement between Bank of America Canada, Tandy Corporation, Transworld Electronics, A&A International Inc., InterTAN Inc. InterTAN Canada Limited and InterTAN UK Limited dated 22 December 1997

7.97 Document entitled Tandy Support FY1998/9 showing Vodafone Monthly Advertising Support and Bonus Advertising Support

7.98 Export Purchase Application and Agreement between InterTAN UK Limited and Marc Brohez.

7.99      List of Local Open Purchase Orders as at 20 January 1999

7.100     List of A&A Open Purchase Orders as at 20 January 1999

7.101     Schedule of all Material Contracts under Warranty 7.1

7.102 Draft letter from InterTAN UK Limited to Bank of America N.T and S.A. (Original to be inserted when signed)

8. PENSIONS
-----------

8.1       The InterTAN Plan: Definitive Deed and Rules

8.2 Unsigned letter from Inland Revenue dated 2 August 1996 approving scheme as an "exempt approved scheme" for the purposes of s592 Income and Corporation Taxes Act 1988

8.3 Letter from Sedgwick Noble Lowndes dated 27.7.98 Re: Actuarial Valuation of the InterTAN Plan.

8.4       Actuarial Valuation of Pension Scheme as at 6 April 1998

8.5       Details of increased contributions to the pension plan

8.6       1989 booklet - Category A

8.7       1991 booklet - Category C

8.8       1989 booklet - Category B

8.9       4/1993 announcement - Category A

8.10      4/1993 announcement - Category B

8.11      4/1993 announcement - Category C

8.12      10/1993 booklet addendum - Category A

8.13      10/1993 booklet addendum - Category B

8.14      5/1996 equalisation announcement - females

8.15      5/1996 equalisation announcement - men

8.16      Trustees resolution 20/01/95 - Re: Sayer

8.17      MNT Communication letter 14/02/97

8.18      Reference Scheme Test Certificate dated 8.9.98

8.19      Supplementary Certificate A

8.20      Contracting Out Certificate for a salary related scheme

8.21      1993 booklet

8.22      Addendum to the InterTAN Pension Plan booklet dated June 1997

8.23      The InterTAN Plan Annual Report for year ended 5 April 1998

8.24      InterTAN Pension Plan booklet.

8.25      Group Long Term Disability Plan

9. EMPLOYEES
------------

9.1       InterTAN UK Management organisational chart

9.2 InterTAN UK - List of Headoffice Directors and Senior Managers and Regional District Managers, giving details of salaries and bonuses

9.3       Accounting Department Structure

9.4       Pro forma Statement of Terms of Employment (sales personnel)

9. 5      Employee Rules of Personal Conduct

9.6       FY 99 Pay Plans (full version)

9.7       Letter dated 18 May 1998 from InterTAN, Inc. to A Fryatt Re: FY1999
          Pay Plan

9.8       Letter dated 18 May 1998 from InterTAN, Inc. to F McHugh Re: FY1999
          Pay Plan

9.9       Letter dated 18 May 1998 from InterTAN, Inc. to E Eldridge Re: FY1999
          Pay Plan

9.10      Stock Purchase Programme

9.11      Restated 1986 Stock Option Plan as amended

9.12      1996 Stock Option Plan as amended

9.13      Schedule of Employees of InterTAN UK

9.14      Schedule of Redundancies

9.15      Memorandum from Jim Gingerich to Frank McHugh re Elsom Edridge dated
          03.07.97

9.16      Memoranda to six employees offering bonuses for year 2000 compliance

9.17      Agreement dated 27.03.95 between InterTAN UK Limited and John Sayers

9.18 Email from Malcolm Smyth to Frank McHugh dated 9.12.98 re productivity analysis

9.19      Human Resources Statistics Pack

9.20      Schedule of Store Staff made redundant from store closures

9.21      Schedule of all Staff currently employed

9.22 Fax from Vicky Purchase to Frank McHugh regarding January 1999 pay increases

9.23 Letter InterTAN UK Limited to Andrew Fryatt dated 18 January 1996 - Terms and Conditions of Employment

9.24 Letter InterTAN UK Limited to Frank McHugh dated 15 November 1995 - Terms and Conditions of Employment

9.25      Company Car Scheme and other Options dated 1 August 1998

9.26      Details of employees taking up staff computer offer

9.27      Statement of Terms of Employment (monthly salaried staff)

9.28      Head office and warehouse staff induction booklet

9.29      InterTAN, Inc. Stock Option Plans, schedule of options outstanding

9.30      Mr.C Pandaya v InterTAN(UK) Limited, COT3

9.31      Mr A Hussain v InterTAN (UK) Limited, details of claim

9.32      Mr Y Koffi v InterTAN (UK) Limited, details of claim

9.33 Letter from David Fielding to Malcolm Smyth dated 20.12.98, concerning constructive dismissal claim

9.34      Example letters notifying employees of redundancies

9.35      Summary of redundancy payments dated 20.10.97

9.36 Schedule showing all employees, salaries and wages, benefits and dates of commencement (dated 19.01.99)

9.37      Buyer Bonus Plans

9.38 Schedule of bonus payments to December for Store Managers, District Sales Mangers and Regional Sales Managers

9.39      Schedule of balance payable for Staff Computer Offer

10. INSURANCE
-------------

10.1 Confirmation of Insurance dated 29.6.98 and attached schedule Global property Coverage

10.2      The Continental Insurance Companies Claims Details 12.5.95 - 2.7.98

10.3      Schedule of Insurance Claims by Risk Type 25.7.95 to 24.5.98

10.4      Schedule of Property losses over US$25,000 1989-1993

10.5 Terms and conditions of the Sedgwick Noble Lowndes life insurance policy connected to the pension scheme

10.6 Letter from Sedgwick of Texas Inc to InterTAN Inc dated 12.11.98, enclosing UK Employers Liability Loss runs Pre-1998

10.7 Letter from Sedgwick of Texas Inc to InterTAN Inc dated 11.11.98, enclosing Quarterly Claims Report as of 30.09.98

10.8 Letter from Sedgwick of Texas Inc to InterTAN Inc dated 26.10.98 enclosing copies of Continental Insurance Claims details for years 1995, 1996 and 1997 as at 30.09.98

10.9      Summary details of 1997-1998 insurance polices

10.10     InterTAN UK Insurance programme - Summary of policies 1998-1999

10.11     Summary details of some Global and UK policies

10.12 Premium Finance Agreement between AI Credit Corp. and InterTAN Inc.(unsigned by Agent/Broker)

10.13 Secured Insurance Premium Revolving Credit Arrangement between AIG Credit UK Limited and InterTAN UK Limited dated 30.6.98

10.14     Policies for 1997/98: Summary

10.15     Continental Insurance Policy 1997/98

10.16     Eagle Star Insurance Policy Renewal Schedule 1997/98

10.17     Norwich Union Insurance Policy ( Material Damage Terrorism) 1997/98

10.18     Guardian Insurance Policy GG335/VB247539 1997/98

10.19     Town & Country Insurance Policy 1997/98

10.20     Sun Alliance Insurance Policy 1997/98

10.21     Norwich Union Insurance Policy (Material Damage) 1997/98

10.22     Ajax Insurance Renewal Invitation 19/05/97

10.23     Guardian Insurance Policy FG356/Y7510841 General Schedule

10.24     Continental Insurance Policy (Public/products liability)1997/98

10.25     Continental Insurance Policy (Material Damage Terrorism) 1997/98

10.26     Reed Stenhouse Limited Marine Open Cargo Policy

10.27     Executive Risk Indemnity Inc Insurance Policy (751-070460-97) 1997/98

10.28     Transcontinental Insurance Policy 1997/98

10.29     National Union Fire Insurance Company 1997/98

10.30     CIGNA Insurance Policy 1997/98

10.31     Policies for 1998/99: summary

10.32     New Hampshire Insurance Co Policy 1998/99

10.33     Executive Risk Indemnity Inc Insurance Policy 751-070317-97 1998/99

10.34     CIGNA Insurance Policy 1998/99

10.35     Fireman's Fund Insurance Policy 1998/99

10.36     Executive Risk Speciality Insurance Company Policy (751-137738-98)
          1998/99

10.37     Reliance Insurance Policy NFK2402445 1998/99

10.38     Reliance Insurance Policy NDA0103684-97

10.39     Executive Risk Indemnity Inc Policy 751-129957-98  1998/99

10.40     Transamerica Occidental Life Insurance Policy 1998

10.41     Eagle Star Policy (Engineering) 1998/99

10.42     Eagle Star Policy (Personal Accident/Travel) 1998/99

10.43     Eagle Star Policy (Auto) 1998/99

10.44     Eagle Star Policy (Liability) 1998/99

10.45 Letter from Sedgewick insurance to Greg Dickey re Property/General liability Insurance dated 07.07.98

10.46     Memo from Greg Dickey to Frank McHugh re insurance renewal dated
          15.07.98

11. LITIGATION
--------------

11.1 Schedule of outstanding Litigation currently undertaken by Eaton Ryan and Taylor Solicitors

11.2 Summary of Trading Standards prosecutions and related issues for the past 24 months

11.3 Letter from HM Customs and Excise to InterTAN UK Limited dated 18 December 1998

Signed by                           )
James G Gingerich                   )
For and on behalf of                )
INTERTAN, INC                       )
                                    )
in the presence of:                 )





Signed by                           )
                                    )
                                    )
For and on behalf of                )
BEHEER-EN                           )
BELEGGINGSMAATSCHAPPIJ              )
ANTIKA B.V.                         )
                                    )
in the presence of:                 )

141